As filed with the Securities and Exchange Commission

On October 30, 2002

Registration No. 811-7698

Pursuant to Rule 8b-16 promulgated under Section 8(b) of the

Investment Company Act of 1940

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 7 |X|

(Check appropriate box or boxes.)

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IOWA SCHOOLS JOINT INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)

1415 28th St, Suite 200

West Des Moines, Iowa 50266

(Address of Principal Executive Offices)(Zip code)

Registrant's Telephone Number, Including Area Code: (515) 244-5426

Ronald M. Rice

Iowa Association of School Boards

700 2nd avenue, Suite 200

Des Moines, Iowa 50309-1731

(Name and Address of Agent for Service)

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Copies of all communications to:

JOHN C. MILES, ESQ.

Cline, Williams, Wright,

Johnson & Oldfather

19th Floor, 233 S. 13th

Lincoln, Nebraska 68508

NOLDEN GENTRY, ESQ.

Brick, Gentry, Bowers, et al

550 39th Street, Suite 200

Des Moines, Iowa 50312

IOWA SCHOOLS

JOINT INVESTMENT TRUST

(ISJIT)

A comprehensive cash management service for Iowa School Corporations

INFORMATION STATEMENT

October 30, 2002

This booklet provides detailed information about the Iowa Schools Joint Investment Trust.

Please read it carefully and retain it for future reference.

Sponsored by the

Iowa Association of School Boards

CONTENTS

Section Page

The Iowa Schools Joint Investment (ISJIT).....................3

Cash Management Alternatives

Diversified Portfolio .........................3

Direct Government Obligation Portfolio....................3

Authorized Investments

Maximum Current Income..................................4

Risk and Management of Risk

Investing in ISJIT Portfolios

Redeeming ISJIT Portfolio Units

Portfolio Withdrawals.....................................6

Valuing ISJIT Portfolio Trust Units

Declaration of Trust

No person or entity has been authorized to give any information or to make any representations other than those contained in this Information Statement, and,

if given or made, such information or representations must not be relied upon as having been authorized by ISJIT, its Trustees, the Investment Adviser, the

Administrator, the Custodian, or any agent of ISJIT or the Trustees.

THE IOWA SCHOOLS JOINT INVESTMENT TRUST

(ISJIT)

The Iowa Schools Joint Investment Trust ("ISJIT") is a professionally managed common law trust organized and operated as a diversified open-end investment management company and created with the objective of providing Iowa schools (the "Participants") a convenient method for investing their funds in a manner that will maximize current income consistent with safety of principal and the required degree of liquidity for operating funds.

ISJIT has been established under Iowa law pursuant to Iowa Code chapter 28E and section 279.29, which authorize Iowa schools to jointly invest monies pursuant to a joint investment agreement. ISJIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Schools Joint Investment Trust as of October l, l986 and amended as of November 1, 1988 and May 1, 1993 (the "Declaration"). An Iowa school corporation whose board of directors is a member of the Iowa Association of School Boards can become a Participant in ISJIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Schools Joint Investment Trust, c/o Investors Management Group, P.O. Box 71158, Clive, Iowa 50325-0158. See "Instructions and Application Form".

In the opinion of legal counsel, the interests of beneficial ownership in ISJIT ("Trust Units") are exempt from registration under the Securities Act of l933 and the Iowa Uniform Securities Act. ISJIT, however, is registered as an investment company under the Investment Company Act of 1940 ("1940 Act") pursuant to the requirements of Iowa Code 12B.10.

This Information Statement provides detailed information about ISJIT and its investment and operating policies. Please read it carefully and retain it for future reference. Additional information, a copy of the Declaration, and further assistance regarding becoming a Participant in ISJIT may be obtained by calling the ISJIT toll free number, (800) 872-0l40, or by contacting the Iowa Schools Joint Investment Trust, Investors Management Group, P.O. Box 71158, Clive, Iowa 50325-0158. This Information Statement is qualified in its entirety by reference to the text of the Declaration.

CASH MANAGEMENT ALTERNATIVES

ISJIT issues two separate series of Trust Units in which Participants may invest, referred to as the Diversified Portfolio and the Direct Government Obligation Portfolio (a "Portfolio" or collectively the "Portfolios").

There are no minimum or maximum investments or limitations on redemptions for either Portfolio. Participants may invest any funds in their custody in either Portfolio. The Portfolios are operated according to investment and accounting standards which are required of bond proceeds subject to arbitrage rebate and which conform to the requirements of Rule 2a-7 under the 1940 Act for "money market funds." Only funds of Participants may be invested in ISJIT.

DIVERSIFIED PORTFOLIO - The Diversified Portfolio is a professionally managed portfolio of U.S. government and Federal Agency securities, collateralized certificates of deposit of Iowa financial institutions and collateralized perfected repurchase agreements as more fully described below. All such securities have final maturities of no greater than 397 days from the date of purchase and the Portfolio maintains a maximum dollar weighted average maturity of 90 days or less.

DIRECT GOVERNMENT OBLIGATION PORTFOLIO - The Direct Government Obligation Portfolio is identical in every respect to the Diversified Portfolio except that it is exclusively invested in direct U.S. government obligations and repurchase agreements collateralized by direct U.S. government obligations, as more fully described below. All such securities have final maturities no greater than 397 days from the date of purchase and the Portfolio maintains a maximum dollar weighted average maturity of 90 days or less. Thus, Participants, which may be required by Iowa law or who may wish to confine their short-term investments to these types of instruments, may do so by investing in the Direct Government Obligation Portfolio.

AUTHORIZED INVESTMENTS

The objective of ISJIT, in offering the Diversified and Direct Government Obligation Portfolios, is to provide Participants with daily liquidity and the highest possible investment yield consistent with safety of principal and the maintenance of liquidity.

Subject to the specific investment restrictions of the Portfolios described herein, assets of ISJIT will only be invested in securities specifically permitted for Participants under Iowa law, as it now or in the future exists, including the following types of securities and instruments ("Permitted Investments").

(1) Securities issued or guaranteed as to payment of principal and interest by the U.S. Government. These include, for example, Treasury bills, bonds, and notes that are direct obligations of the U.S. Government.

(2) Obligations issued or guaranteed as to payment of principal and interest by agencies or instrumentalities of the U.S. Government. Such agencies and instrumentalities include, for example, Federal Intermediate Credit Banks, Federal Home Loan Banks, the Federal National Mortgage Association and the Farmers Home Administration. Such securities will include those supported by the full faith and credit of the United States Treasury or the right of the agency or instrumentality to borrow from the Treasury, as well as those supported only by the credit of the issuing agency or instrumentality.

(3) Collateralized perfected repurchase agreements secured by securities in the immediately foregoing categories. A repurchase agreement involves the sale of such securities to ISJIT with the concurrent agreement of the seller to repurchase them at a specified time and price to yield an agreed upon rate of interest. The securities collateralizing the agreement are held in custody and are regularly verified by the ISJIT Custodian and are maintained daily in an amount equal to at least 102 percent of the agreement.

(4) Certificates of Deposit ("CDs") in Iowa financial institutions. Each CD that ISJIT places with an Iowa institution on behalf of the Participants in ISJIT is insured by the FDIC for the first $100,000 of value. All amounts in excess of $100,000 in an Iowa institution are protected by the State of Iowa's sinking fund for public deposits.

Every Permitted Investment shall be purchased on a delivery-versus-payment ("DVP") basis. No other settlement procedure shall be allowed.

MAXIMUM CURRENT INCOME - Because of the participation of many Iowa schools in ISJIT and the large pool of funds resulting therefrom, ISJIT can purchase securities in larger denominations, thereby improving yields and reducing transaction costs. ISJIT's size and experience also permits the selection of securities maturing at various times which can enhance average portfolio yields. These strategies, implemented by a full-time professional portfolio manager, will maximize the current returns earned by ISJIT.

Generally, the yields on direct and guaranteed U.S. government obligations are less than those on Federal Agency securities and other Permitted Investments. Thus, the returns earned by Participants that elect to invest in the Direct Government Obligation Portfolio may also be lower.

RISK AND MANAGEMENT OF RISK

While investments by ISJIT will be confined to the highest quality securities and instruments with varying short-term maturities, the complete elimination of risk is not possible. It is possible that large redemptions of Trust Units in the Portfolios could necessitate the sale of some Portfolio investments prior to maturity at current market prices. If market values have declined, a reduction in Unit value could result at the time of redemption.

MANAGEMENT POLICIES AND PROCEDURES

Following are the fundamental management policies and procedures for ISJIT. All securities are maintained in separate ISJIT Custodial accounts at Wells Fargo Bank Iowa, N.A., segregated by Portfolio on behalf of ISJIT Participants.

1. ISJIT investment procedures require that each purchase of a security be handled on a DVP basis. Funds for the purchase of an investment shall not be released to the seller until the security is delivered to the ISJIT Custodian. Conversely, a sold security shall not be released to the buyer until funds for the purchase price of the security have been received by the ISJIT custodian.

2. ISJIT investment procedures prohibit "free delivery" transactions. The Custodian shall never release assets from the ISJIT custodial accounts until the funds for the investment are delivered. Prohibiting "free delivery" settlements precludes movement of ISJIT program investments or funds to a third party anywhere.

3. Any material deviation (greater than .5 percent) from the amortized cost of investments shall be promptly reported by the Investment Adviser to the Board of Trustees. If such deviation exceeds .5 percent, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

4. The frequent trading of securities, including day trading for the purpose of realizing short-term gains, the purchase and sale of futures and options to buy or sell authorized investments, reverse repurchase agreements, and other similar speculative or derivative transactions are expressly prohibited.

5. ISJIT may not make any investment other than Permitted Investments authorized by the provisions of the law applicable to the investment of funds by the Participants, as such laws may be amended from time to time.

6. ISJIT may not purchase any Permitted Investment for the Diversified or Direct Government Obligation Portfolios which has a maturity date more than 397 days from the date of purchase unless subject to a perfected repurchase agreement, which such maturity shall be determined as set forth in Rule 2a-7 under the 1940 Act it presently exists or as it may be amended in the future.

7. ISJIT may not purchase any Permitted Investment if the effect of such purchase by ISJIT would be to make the average dollar weighted maturity of either the Diversified or Direct Government Obligation Portfolios greater than ninety (90) days; provided, however, that in making such determination, the maturity of any Permitted Investment shall be determined as set forth under 6 above.

8. ISJIT may not borrow money or incur indebtedness whether or not the proceeds thereof are intended to be used to purchase Permitted Investments;

9. ISJIT may not make loans, provided that ISJIT may make Permitted Investments;

10. ISJIT may not purchase securities or shares of investment companies or any entities similar to ISJIT.

The restrictions set forth above are fundamental to the operation and activities of ISJIT and may not be changed without the affirmative approval in writing of a majority of the Participants entitled to vote, except that such restrictions may be changed by the Trustees so as to make them more restrictive when necessary to conform the investment program and activities of ISJIT to the laws of the State of Iowa and the United States of America as they may from time to time be amended.

ISJIT may invest in Certificates of Deposit issued by Iowa financial institutions. The Trust's Investment Adviser provides a financial assessment of each nonrated ISJIT depository to the ISJIT Board of Trustees comparing that Depository's financial ratios to those of other Iowa and regional financial institutions whose securities are rated in the highest rating category for short-term debt obligations. Pursuant to this credit analysis, each ISJIT depository's Certificates of Deposit are deemed to be First Tier securities pursuant to Rule 2a-7 under the Investment Company Act of 1940 and to present minimal credit risk of default based upon the credit analysis. The ISJIT Board of Trustees has directed ISJIT's Investment Adviser to monitor the credit quality of all ISJIT depositories on an ongoing basis and to advise the Board of any deterioration of credit quality of any ISJIT depository relative to rated institutions. The State of Iowa maintains a Sinking Fund for public deposits to protect against the potential loss of funds by a public body with funds on deposit in an Iowa financial institution. The State of Iowa also has assessment procedures authorized to assess all Iowa depositories holding public funds for any losses experienced by an Iowa public body in excess of the State Sinking Fund in the event of an Iowa depository failure. There is no assurance that the State of Iowa's Sinking Fund for public deposits will be sufficient in case of bank failure.

In addition to the fundamental restrictions and procedures set forth above, as a condition of providing services to ISJIT, ISJIT presently requires that the ISJIT Custodian and Investment Adviser maintain fidelity and errors and omissions insurance coverage for ISJIT's benefit for all services provided to ISJIT.

MATURITY OF ISJIT INVESTMENTS

Each of the Portfolios strictly adheres to Iowa law and Rule 2a-7 under the 1940 Act for money market mutual funds, developed to minimize risk that the value of investments in a portfolio might vary. ISJIT investment policy as set forth above presently limits portfolio investments to the following:

1. The remaining maturity of any individual investment may not exceed more than 397 days from the date of purchase, which such maturity shall be determined as set forth in Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

2. The maximum dollar weighted average maturity of all ISJIT investments may not exceed 90 days.

3. Investments are monitored daily by its Iowa based Investment Adviser and Administrator to assure that the value of each ISJIT investment does not materially deviate in value from its amortized cost.

MAINTENANCE OF LIQUIDITY - ISJIT investments in the Diversified and Direct Government Obligation Portfolios will generally be confined to securities maturing at various times within 397 days from the date of purchase as previously described. Because of their relatively short maturities, high quality, and minimal price fluctuations, ready markets will exist for liquidating all securities in which ISJIT will invest.

As a general policy, the Portfolios will hold investments until they mature. However, in an effort to increase yields, ISJIT may sell securities and realize capital gains when there are perceived disparities between maturities for various categories of investments. Summaries of all securities trades are regularly provided to the Board of Trustees by the Investment Adviser.

INVESTING IN ISJIT PORTFOLIOS

PORTFOLIO INVESTMENTS - To become a Participant in ISJIT, the school corporation must adopt the Form A Resolution included in the Instructions and Application Form attached hereto, or otherwise provided by ISJIT. The Resolution authorizes the school corporation to become a Participant, adopts the Declaration, and designates officials of the school corporation authorized to execute transactions with ISJIT. Following adoption of the Resolution, the school corporation must complete and forward to the ISJIT Administrator, Investors Management Group, the Investment Trust Application Form B along with the Form A and Form A Certificate. See "Instructions and Application Form".

Investments may be made in the Diversified or Direct Government Obligation Portfolio at the net asset value per Unit next determined after an investment order has been received. The net asset value of Portfolio Units is determined once daily at the close of the New York Stock Exchange (currently 3:00 p.m., Central Standard Time).

INVESTMENTS BY BANK FUNDS TRANSFER - A Participant may authorize Investors Management Group, as ISJIT Administrator, to cause monies to be transferred, by means of the Iowa Automated Clearinghouse System ("ACH"), from the Participant's local bank to ISJIT. The Participant may also have its local bank wire federal funds directly to Wells Fargo Bank Iowa, N.A., all as indicated herein.

A Participant has the ability to invest in a Portfolio by the following methods:

(1) An authorized official may telephone ISJIT at (800) 872-0140 and furnish the school's name, name of person calling, the ISJIT account number, the amount being invested, and the account number from which the funds are to be transferred. A request for the ISJIT investment to be transferred by ACH must be made by 2:00 p.m.

(2) To make an investment by wire transfer, an authorized official must notify an ISJIT representative by 10:00 a.m., furnishing the information described above. The Participant must also instruct its local financial institution to wire funds to the ISJIT Custodian with the following instructions:

Wells Fargo Bank Iowa, N.A., Des Moines

ABA #073000228

Credit #0007075056

Iowa Schools Joint Investment Trust

(Further credit to Participant Name and ISJIT account number)

  A Participant may invest in ISJIT Portfolio Units by mailing a check or other bank draft to the ISJIT Administrator, however, this option is not recommended since the ISJIT account will not be posted the same day the check is received. Please call 1-800-872-4024 and an ISJIT representative will assist you.

INCOME DISTRIBUTIONS - Net income for each Portfolio of ISJIT is declared each business day for Participants of record immediately before 3:00 p.m. Central Standard Time. Income distributions are accrued to Participants' accounts daily and reinvested in additional Trust Units monthly for compounded interest. Total distributions for the previous month are credited to Participants' Diversified Portfolio accounts by the first business day of each month and Participants' DGO Portfolio accounts by the second business day of each month. Distributions are automatically reinvested in ISJIT Portfolio Trust Units unless cash payment has been requested. Cash payments, if requested, will be made monthly. If a Participant redeems the entire amount in its account during the month, income distributions accrued to the account from the beginning of the month through the date of redemption are paid into the account the first business day of the following month.

REDEEMING ISJIT PORTFOLIO TRUST UNITS

PORTFOLIO WITHDRAWALS - ISJIT Portfolio Trust Units may be redeemed on any day on which the New York Stock Exchange is open for trading, on which the Administrator computes the net asset value of the ISJIT Portfolios and which is not a federal holiday or a holiday officially observed by commercial banks in Iowa. ISJIT Portfolio Trust Units will be redeemed at the net asset value next determined after a withdrawal request in good order is received by the Administrator at offices in Des Moines.

Proceeds from the redemption of ISJIT Portfolio Trust Units will be transmitted to the Participant's local financial institution by means of the ACH System or by the federal reserve wire system. No charge will be made for the ACH transfer of Participant's funds; however, local financial institutions may reserve the right to charge for an incoming wire transfer. Proceeds can also be paid by check to the registered Participant and mailed to the Participant's address of record.

Proceeds from the redemption of ISJIT Portfolio Trust Units which have been paid for by check may not be transmitted to the Participant's financial institution by wire for up to a maximum of 7 days after the ISJIT Administrator has been informed that the Participant's check has cleared, but in no event for more than 15 days after the Units have been issued and outstanding.

A Participant has the ability to redeem ISJIT Portfolio Trust Units by the following methods:

(1) An authorized official may redeem ISJIT Portfolio Trust Units by telephoning (800) 872-0140 and furnishing the school district's name, name of person calling, the ISJIT account number, the amount to be withdrawn, and the account number to which the funds are to be transferred. A request for the ISJIT withdrawal to be transferred by the Automated Clearing House System (ACH), which will be transferred the next business day, must be made by 2:00 p.m.

(2) To redeem ISJIT Portfolio Trust Units by wire transfer to be effective the same day, an ISJIT representative must be notified by 10:00 a.m. by a Participant's Authorized Official. The Participant must instruct the ISJIT representative to wire funds to its local financial institution. The Participant must provide the wiring instructions, including the local financial institution name, location, account number, and name and telephone number of a contact person at that financial institution.

(3) A Participant may redeem all or a portion of its ISJIT Portfolio Trust Units by instructing the Administrator by letter mailed to the following address: Iowa Schools Joint Investment Trust, c/o Investors Management Group, P.O. Box 71158, Clive, Iowa 50325-0158. This redemption request must be in good order indicating the dollar amount or number of ISJIT Portfolio Trust Units to be redeemed, the method of redemption (i.e., ACH, check) and signed by an authorized official of the school.

VALUING ISJIT PORTFOLIO TRUST UNITS

The net asset value of ISJIT Portfolio Trust Units is determined once each day, as of the close of the New York Stock Exchange (currently 3:00 p.m. Central Standard Time). Except for federal holidays, such other holidays that are officially observed by commercial banks in Iowa, and days on which no investments in or redemption of ISJIT Trust Units occur, the Administrator will compute the ISJIT Portfolio's net asset value on each day the New York Stock Exchange is open for trading or when there is a sufficient volume of trading which might materially affect the net asset value of the securities held by the Portfolios. The net asset value of each Portfolio Trust Unit is computed by adding the value of all securities and other assets (including income receivable), subtracting liabilities (including accrued expenses) attributable to each Portfolio and dividing by the number of Trust Units of each Portfolio outstanding.

The ISJIT Administrator will compute the net asset value of Portfolio Trust Units by using the amortized cost method for valuing securities. Under the amortized cost method a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight line basis to maturity, regardless of fluctuating interest rates or the market value of the security. However, the Investment Adviser will establish procedures to stabilize the net asset value of Trust Units at $l.00 per Trust Unit. These procedures include a review by the Investment Adviser as to the extent of the deviation of net asset value based upon available market quotations from the Portfolio's $l.00 amortized cost per value unit. If such deviation exceeds .5 percent, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Portfolio Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Portfolio Trust Unit based upon available market quotations. If, and only if, the Trustees, with the advice of the Investment Adviser, shall determine that the amortized cost method of determining the net asset value of Portfolio Trust Units no longer represents a fair method of valuation, the Trustees may either permit such net asset value to fluctuate or may reflect the fair value thereof in the number of Trust Units allocated to each Participant.

PORTFOLIO TRANSACTIONS - Subject to policies set by the Trustees, the Investment Adviser is authorized to determine, consistent with the ISJIT investment objectives and policies, which securities will be purchased, sold and held by ISJIT. Most of the securities will be purchased on a principal basis directly from the issuer, from banks, underwriters or market makers and, thus, will not involve payment of a brokerage commission. Such purchases may include a discount, concession or mark-up retained by an underwriter or dealer. The Investment Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities and is directed to use its best efforts to obtain the best available price and most favorable execution on brokerage transactions. Some of the transactions may be directed to brokers or dealers who furnish special research and statistical information or services rendered in the execution of orders.

CALCULATING YIELD - The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Portfolio Trust Unit for that 7-day period by the average daily net asset value per Trust Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2002, for ISJIT and ISJIT DGO was 1.20% and 1.18%, respectively.

EXPENSES OF ISJIT - Under separate agreements with ISJIT, the Investment Adviser, the Administrator and the Custodian each is paid an annual fee for its services. Fees are paid from each portfolio according to the schedule illustrated on the following page:

DIVERSIFIED PORTFOLIO

Average Daily Custodian Administrator Adviser

Net Asset Amount Fee Fee Fee

Less than $150 million .050% .175% .250%

For additional amounts

from $150 to $200 million .045% .165% .225%

For additional amounts

From $200 to $250 million .040% .150% .225%

For amounts greater than

$250 million .035% .089% .225%

DGO PORTFOLIO

Average Daily Custodian Administrator Adviser

Net Asset Amount Fee Fee Fee

Less than $150 million .050% .275% .150%

For additional amounts

from $150 to $200 million .045% .265% .125%

For additional amounts

from $200 to $250 million .040% .250% .125%

For amounts greater than

$250 million .035% .225% .125%

These fees are based upon the average daily net assets of the respective Portfolios and are accrued daily and paid monthly.

ISJIT also pays the operating expenses incurred directly by ISJIT and its Trustees in connection with the discharge of their duties. These expenses include initial and on-going legal fees, auditing fees, out-of-pocket expenses of Trustees, and the cost of printing, mailing and other services performed independently by ISJIT. Payment of all operating expenses are accrued daily and are estimated at the annual rate of 0.03 percent of average daily net assets.

Pursuant to the Trust's Rule 12b-1 Plan, a Participant service fee computed at the annual rate of 0.10 percent of the average daily net assets of the Portfolios is payable to the Iowa Association of School Boards ("IASB"). The fee is paid for administrative services provided by IASB to ISJIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.

For the fiscal year ending June 30, 2002, total expenses of the Portfolios amounted to 0.58 percent and 0.60 percent, respectively, of the Diversified and Direct Government Obligation Portfolios average daily net assets.

These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

TRUSTEES AND OFFICERS

The Board of Trustees has full and complete control over the business and assets of ISJIT, subject to the rights of ISJIT Participants as provided in the Declaration.

There are six voting members of the Board of Trustees. Ronald M. Rice, the Executive Director of the Iowa Association of School Boards, Inc. serves as an ex officio nonvoting member of the Board of Trustees and, pursuant to the By-laws, is Secretary for the Board. The Assistant Secretary is Larry Sigel of the Iowa Association of School Boards, Inc. and Carl Benning serves as an ex officio Board member. The names, affiliations and positions of the Board members are set forth below:

Name Affiliation Position

Paul Bobek Iowa City Treasurer

Don Friedrichsen Holstein Member

Jane Lichenstein Durant Chair

Susan McDermott Cedar Rapids Vice Chair

Veronica Stalker Waukee Member

Richard VandeKieft Cedar Falls Member

Of the six voting Trustees, four Trustees must be persons who are school board members and members of the board of directors of the Iowa Association of School Boards; one must be a school superintendent; and one must be a school business official. The Chairman, Vice Chairman, and Secretary serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new portfolio or series of units or change investment policies. Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of ISJIT. The Trustees have legal title to the assets of ISJIT for the benefit of the Participants. In their capacity, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants.

Trustees are elected to terms with staggered, annual expiration dates over three years. In each year, the Trustees will elect two Trustees to serve for a term of three years. The Declaration provides that two-thirds of the Trustees may, at any time, remove a Trustee from office for cause.

If at any time a Trustee is associated as a school board member, a school superintendent or a school business official, with a school which ceases to be a Participant, such Trustee must resign.

No Trustee (whether voting or non-voting) of ISJIT will receive any compensation from ISJIT, the Investment Adviser, Administrator or Custodian for his or her services. ISJIT will reimburse the Trustees for their reasonable expenses incurred on behalf of ISJIT.

ISJIT refers to the Trustees in their capacity collectively as Trustees and not individually or personally. All persons dealing with ISJIT must look solely to the ISJIT assets for the enforcement of claims against ISJIT. The Trustees, officers and Participants do not assume any liability for obligations entered into on behalf of ISJIT. The Declaration shall not create any right, title, privilege or entitlement in any person, corporation or other legal entity except a Participant and a Person that has a direct and written contract with ISJIT. The terms and conditions of the Declaration are not intended to and shall not be construed to create any cause of action, legal or equitable, in any Person against the Participants, Trustees, officers, employees or agents of ISJIT, except as is provided by specific language in the Declaration or by specific language in written agreements or contracts entered into by the Trustees in implementing ISJIT. It is not intended and the terms of the Declaration shall not be construed so that any breach thereof by Participants, Trustees, officers, employees or agents of ISJIT creates an action at common law, tort, contract or otherwise.

A Trustee is not personally liable for a claim based upon an act or omission of the Trustee performed in the discharge of the Trustee's duties, except for acts or omissions which involve intentional misconduct or knowing violation of the law or for a transaction from which the Trustee derives an improper personal benefit.

The Trustees are responsible for the management of ISJIT, the conduct of its affairs, and the management and distribution of ISJIT assets. However, the Trustees are not required personally to conduct all of the affairs of ISJIT. Consistent with their responsibility, the Trustees have appointed an Investment Adviser, an Administrator, and Custodian and have assigned to them such duties as the Trustees have deemed appropriate with regard to the investment, administration, record keeping, and custody of monies and investments of ISJIT.

THE INVESTMENT ADVISER

Investors Management Group (IMG), P.O. Box 71158, Clive, Iowa 50325-0158, an Investment Adviser registered under the Investment Advisers Act of 1940, serves as the ISJIT Investment Adviser, pursuant to an Investment Adviser Agreement. IMG, an indirect wholly owned subsidiary of AMCORE Financial Inc., was organized in 1982. Since then, the firm's principal business has been providing continuous investment management to pension and profit sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, individuals and others. As of June 30, 2002, IMG had approximately $4.2 billion in equity, fixed income and money market assets under management. The Trust has been managed by Kathryn D. Beyer, CFA, Fixed Income Manager since 1993. Ms. Beyer is a fixed income strategist and is a member of the Investment Strategy Committee. Her experience includes serving as a securities analyst and director of mortgage-backed securities for Central Life Assurance Company. She received her Master of Business Administration from Drake University and her Bachelor of Science degree in agricultural engineering from Iowa State University. The Investment Adviser furnishes ISJIT with advice with respect to ISJIT operations and the investment of its assets, subject to and in conformity with the Declaration and the policies adopted by the Board of Trustees. The ISJIT agreement with the Investment Adviser is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2003, and thereafter as approved by the Trustees. For the fiscal year ended June 30, 2002, fees paid by ISJIT and ISJIT DGO to IMG for investment advisory services amounted to $361,572.07 and $57,947.83 respectively, or approximately 0.14 percent and 0.15 percent, respectively, of the Fund's average net assets.

THE ADMINISTRATOR

Pursuant to an Administrator Agreement, Investors Management Group, P.O. Box 71158, Clive, Iowa 50325-0158, has been retained as Administrator of ISJIT. The Administrator provides daily account services to Participants; determines and allocates income of ISJIT; administers all Portfolio Unit transactions and purchases and sales associated with the Fixed Term Program; provides administrative personnel, equipment and office space to ISJIT; determines the net asset value of ISJIT on a daily basis; and performs all related administrative services for ISJIT. The ISJIT agreement with the Administrator is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2003, and thereafter as approved by the Trustees.

THE CUSTODIAN

Wells Fargo Bank Iowa, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for ISJIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of ISJIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of ISJIT. All ISJIT security transactions are handled on the basis of delivery versus payment of the Custodian or its nominee or nominees. The ISJIT agreement with the Custodian is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2003, and thereafter as approved by the Trustees.

ADMINISTRATIVE AND DISTRIBUTION

RELATED SERVICES

The Trust has adopted a Rule 12b-1 Plan ("Plan") which permits the Trust to pay for certain distribution related expenses for the sale and distribution of its units. Because the fees are paid out the Trust assets on an ongoing basis, over time these fees will increase the costs of your investment. Under the Plan, the Trust pays the Iowa Association of School Boards, ("IASB"), a fee at the annual rate of 0.10 percent of average net assets for providing to the Trust various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing marketing assistance, providing the Board of Trustees various reports thereon, and maintaining trust records. IASB was instrumental in facilitating the establishment of the Trust which was and is intended to assist Iowa schools in cash management, thereby lessening the burdens of government. The Executive Director of IASB serves as Secretary of ISJIT. The Plan is approved annually by the Trustees only after careful consideration of whether there is a reasonable likelihood that the Plan will benefit the Trust and the Participants.

TAXES

Counsel for ISJIT is of the opinion that ISJIT is not subject to Federal or Iowa income tax and that distributions received by Participants are not taxable to them.

REPORTS TO PARTICIPANTS

Participants receive an "advice of activity" confirming all transactions processed. Participants will receive a monthly statement summarizing all activity on each account opened with ISJIT. This statement will include a list of all investments currently held by ISJIT for the Participant. In addition, Participants will be provided monthly performance information illustrating historical investment performance and yield. ISJIT will issue unaudited semi-annual reports which will include a list of securities owned by ISJIT and complete financial statements. It will also issue an annual report containing a financial report audited by the ISJIT independent auditors, KPMG LLP.

DECLARATION OF TRUST

ISJIT was established as of October 1, 1986, as a common law trust under the laws of the State of Iowa by the adoption and execution of a Joint Powers Agreement and Declaration by the Iowa Association of School Boards, the Southeast Polk Community School District and the Pella Community School District, which served as the initial Participants. Additional Iowa schools (including 28E organizations) whose boards of directors are members in good standing of the Iowa Association of School Boards, Inc., may become Participants in the manner described in this Information Statement. The Declaration was amended November 1, 1988 and May 1, 1993, and restated as of May 1, 1993.

Each potential Participant is given a copy of the Declaration before it becomes a Participant. The summary of the Declaration given herein is qualified in its entirety by reference to the full text of the Declaration.

DESCRIPTION OF TRUST UNITS - The Declaration authorizes an unlimited number of full and fractional Trust Units which may be issued in series. All Trust Units of each series participate equally in the allocation of distributions and have equal liquidation and other rights pertaining to that series. The Trust Units have no conversion, exchange or preemptive rights.

For all matters requiring a vote of Participants, each Participant is entitled to one vote with respect to each matter. It is not necessary for a Participant to hold any minimum number of Trust Units to be entitled to vote. Participants are not entitled to cumulative voting.

No Trust Units may be transferred to any transferee other than ISJIT itself at the time of redemption.

PARTICIPANT LIABILITY - The Declaration provides that Participants will not be subject to any liability whatsoever in tort, contract or otherwise to any other person or persons in connection with ISJIT property or the affairs of ISJIT. Any Participant made a party to any suit or proceedings to assert or enforce any such liability shall not on account thereof be held to any personal liability.

TERMINATION OF THE DECLARATION - ISJIT may be terminated by the affirmative vote of a majority of Participants entitled to vote at any meeting of Participants or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by not less than a majority of the Participants entitled to vote.

AMENDMENT OF THE DECLARATION - The Declaration may be amended at any meeting of Participants or by an instrument or instruments in writing, by the affirmative vote or signed approval of a majority of the Participants. The Trustees, from time to time, by a two-thirds vote of the Trustees and after fifteen days prior written notice to the Participants, may amend the Declaration without the vote or consent of the Participants, to the extent they deem necessary to conform the Declaration to the requirements of applicable laws or regulations, or any interpretation thereof by a court or other governmental agency; but the Trustees shall not be liable for failing to do so.

WITHDRAWAL - A Participant may withdraw from ISJIT at any time by notifying the Trustees as specified in the Declaration.

DEFINITIONS - Unless otherwise expressly defined herein, words that are capitalized in this Information Statement have the meaning defined in the Joint Powers Agreement and Declaration.

INDEPENDENT AUDITORS

KPMG LLP, 2500 Ruan Center, Des Moines, Iowa 50309, serves as the ISJIT independent auditors.

DOCUMENT COPIES

Copies of the Joint Powers Agreement and Declaration, the Investment Adviser Agreement, the Administrator Agreement and the Custodian Agreement can be obtained from the ISJIT Administrator, Investors Management Group, P.O. Box 71158, Clive, Iowa 50325-0158.

INSTRUCTIONS AND APPLICATION FORM

How to Open Accounts with the Iowa Schools Joint Investment Trust (ISJIT)

Any Iowa School Corporation (or 28E organizations whose members are Iowa School Corporations) whose board of directors are members in good standing with the Iowa Association of School Boards, Inc., may join ISJIT as a "Participant" and take full advantage of its investment programs.

A School Corporation (or 28E organization) that wishes to open an account with ISJIT and become a Participant should complete forms A and B.

FORM A (Model Resolution)

The board of directors of the School Corporation or 28E organization must adopt a resolution in the form as provided by the model resolution. The adopted resolution must be certified using the certificate provided. The resolution authorizes the School Corporation to become a Participant of ISJIT and adopts the Joint Powers Agreement and Declaration. It also designates the officials of the School Corporation authorized to effect transactions with ISJIT. Form A must be completed with the School Corporation name, the names, titles and signatures of authorizing officials, the signatures of the board president and secretary and a certification signed and notarized by the board secretary. Form A and the Wells Fargo Bank Iowa, N.A. at the address given herein. The school must include a copy of the resolution along with a copy of the Joint

FORM B (Application Form)

This form must be completed and signed by a school official authorized by board resolution to transact business with ISJIT. Form B provides all applicable information about the School Corporation and the local depository bank. After an application is received by the ISJIT Administrator, it will take approximately two days to open an account and assign an account number. Once the account is open, the Participant may make its initial investment according to the "Instructions for Investment and Withdrawals" given at the back of this publication. Supplemental Form B should be used for opening additional accounts.

For more information regarding the opening of an account or the use of automated clearinghouse transfer, please call the ISJIT Administrator toll-free (800) 872-0140.

NOTE: All completed forms should be mailed to the ISJIT Administrator at the following address:

Iowa Schools Joint Investment Trust

c/o Investors Management Group

P.O. Box 71158

Clive, Iowa 50325-0158

School must include a copy of the resolution along with a copy of the Joint Powers Agreement and Declaration in the minutes of the meeting at which the resolution is approved.

IOWA SCHOOLS JOINT INVESTMENT TRUST (ISJIT)

RESOLUTION

FORM A Date___________________________________

The Board of Directors (the "Board") of the ______________________ (the "School Corporation"), met in________________________ (regular or special) session, at the_________________________________, ______________________, Iowa at ______ o'clock, on the above date. There were present, President_____________________________, in the chair, and the following named Board Members:

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Absent:__________________________________ ___________________________________

Director ______________________ introduced the following resolution entitled "Resolution Authorizing the Adoption of a Joint Powers Agreement and Declaration for the IOWA SCHOOLS JOINT INVESTMENT TRUST ("ISJIT") and Authorizing Participation Therein," and moved its adoption. Director ____________________ seconded the motion to adopt. The roll was called and the vote was:

Ayes:________________________ Nays:___________________________________

RESOLUTION AUTHORIZING THE APPROVAL OF A

JOINT POWERS AGREEMENT AND DECLARATION OF TRUST

FOR THE IOWA SCHOOLS JOINT INVESTMENT TRUST

AND AUTHORIZING PARTICIPATION THEREIN

WHEREAS, the Iowa Association of School Boards, Inc., is a nonprofit corporation organized and existing under the laws of the State of Iowa; the Pella Community School District and the Southeast Polk Community School District in the State of Iowa are municipal corporations and political subdivisions organized under and by virtue of the laws and Constitution of the State of Iowa; and

WHEREAS, the Iowa Association of School Boards, Inc., the Pella Community School District and the Southeast Polk Community School District have approved the Joint Powers Agreement and Declaration and have established the Iowa Schools Joint Investment Trust as of October 1, 1986; and

WHEREAS, Iowa Code section 28E.1 permits political subdivisions to make efficient use of their powers enabling them to provide joint services with other agencies and to cooperate in other ways of mutual advantage, and to exercise and enjoy jointly any powers, privileges or authority exercised or capable of being exercised by the School Corporation with any other school corporation or public agency of this state or private agencies for joint or cooperative action; and

WHEREAS, Iowa Code section 279.29 empowers school corporations to invest their monies pursuant to a joint investment agreement; and

WHEREAS, this Board desires to adopt and enter into the Joint Powers Agreement and Declaration as amended, and it is in the best interest of this School Corporation to participate in the Iowa Schools Joint Investment Trust for the purpose of the joint investment of this School Corporation's monies with other school corporations so as to enhance investment earnings accruing to each; and

WHEREAS, this Board deems it to be advisable for this School Corporation to make use of the Fixed Term Automated Investment Program available to Participants of ISJIT;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. The Joint Powers Agreement and Declaration is approved and adopted. This School Corporation joins with the other school corporations in accordance with the Joint Powers Agreement and Declaration as amended, which is incorporated herein by reference with the same effect as if it had been set out verbatim in this Resolution. A copy of the Joint Powers Agreement and Declaration as amended is filed in the minutes of this meeting. The President and Secretary of this Board are authorized and directed to take actions and execute documents necessary to effect the entry of this School Corporation into the Declaration to carry out the intent and purposes of this Resolution.

Section 2. This School Corporation is hereby authorized to invest its available monies from time to time and to withdraw such monies from time to time in accordance with the provisions of the Joint Powers Agreement and Declaration and the Fixed Term Automated Investment Program of ISJIT.

Section 3. The following officers and officials of this School Corporation and their respective successors in office, are designated as "Authorized Officials", with full power and authority to invest and withdraw monies of this School Corporation in accordance with the Joint Powers Agreement and Declaration and pursuant to the Fixed Term Automated Investment Program of ISJIT. The Board Secretary must notify ISJIT of any changes in Authorized Officials in accordance with procedures established by ISJIT.

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Printed Name Signature Title

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Printed Name Signature Title

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Printed Name Signature Title

Section 4. Payment for Fixed Term Automated Investments is authorized to be made from the School Corporation's designated ISJIT Account. Interest and principal payments of investments shall be credited to the School Corporation's designated ISJIT account. Fixed Term Automated Investments shall be held by the Custodian in the name of ISJIT for the account of the School Corporation.

Section 5. The Trustees of ISJIT are designated as having official custody of this School Corporation's monies, which are invested in accordance with the Joint Powers Agreement and Declaration and any monies invested in accordance with ISJIT's Fixed Term Automated Investment Program.

Section 6. ISJIT is authorized to designate and name depositories and to file Form CPE-31019, to execute documents, and to take necessary actions to purchase and make payment, sell, secure, or take payment of principal and interest. Certificates of Deposit must be purchased only from financial institutions designated by ISJIT, which are approved depositories as prescribed in Iowa Code chapter 573.

Section 7. Authorization is given for members of this Board and officials of this School Corporation to serve as Trustees of ISJIT from time to time, if selected, pursuant to the provisions of the Joint Powers Agreement and Declaration.

Section 8. Unless otherwise expressly defined herein, words that are capitalized in this Resolution have the meanings defined in the Joint Powers Agreement and Declaration.

Passed and approved this_________ day of______________________, ________.

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President

ATTEST: _______________________________

Secretary

Mail one original copy of this form and the secretary's certification along with FORM B to ISJIT Administrator:

Iowa Schools Joint Investment Trust, Investors Management Group, P.O. Box 71158, Clive, Iowa 50325-0158

IOWA SCHOOLS JOINT INVESTMENT TRUST

FORM A CERTIFICATE

STATE OF IOWA )

) SS:

COUNTY OF )

I, the undersigned Secretary of _________________________________________, State of Iowa, certify that attached is a complete copy of the records of this School Corporation, and the same is a complete copy of the action taken by the Board of Directors with respect to this matter at the meeting held on this date; these proceedings remain in full force and effect and have not been amended or rescinded in any way; that the meeting and all action was publicly held in accordance with a Notice of Public Meetings and tentative agenda, a copy of which was timely served on each member of the Board and posted on a bulletin board or other prominent place easily accessible to the public and clearly designated for that purpose, at the principal office of the School Corporation and in accordance with the provisions of Iowa Code chapter 21, with at least 24 hours advance notice to the public and media as required by law and with members of the public present in attendance.

I further certify that the individuals named were on this date lawfully possessed of their respective offices as indicated, that no vacancy existed except as may be stated in these proceedings, and that no controversy or litigation is pending, prayed or threatened involving the incorporation, organization, existence or boundaries of the School Corporation or the right of the individuals named as officers to their respective positions.

Witness my hand hereto affixed this________ day of______________________, ________.

By _______________________________________

Secretary

Subscribed and sworn to before me on the ________ day of _____________________, ________.

_______________________________________

Notary Public

IOWA SCHOOLS JOINT INVESTMENT TRUST

APPLICATION FORM

FORM B

I. BASIC INFORMATION

Name of School Corporation

Mailing Address

Contact Person and Title

Telephone Number (______) __________________________

II. ISJIT ACCOUNT INFORMATION

Authority is given to Investors Management Group, as ISJIT Administrator to open the following Account(s).

____________________________________________________________________________________________________________

Name to appear on this Account (e.g. General Fund, Schoolhouse Fund, etc.)

Name of local depository for funds transfer_________________________________________________________________________

City________________________________________________________________________________________________________

Telephone Number (______) __________________________

Depository Account Number to be accessed________________________________________________________________________

Checking ❑ Savings ❑

(FOR YOUR PROTECTION, EACH ISJIT ACCOUNT MAY ACCESS ONLY ONE DEPOSITORY ACCOUNT.)

Local depository ABA Routing Number: ______________________________________________________________________________

(THIS CAN BE OBTAINED FROM THE BOTTOM OF A BLANK CHECK OR BY CALLING YOUR DEPOSITORY.)

**TO OPEN ADDITIONAL ISJIT ACCOUNTS USE SUPPLEMENTAL FORM B**

  DEPOSIT/WITHDRAWAL INFORMATION AND AUTHORIZATION

Authorization is given to Investors Management Group, as ISJIT Administrator, to honor any request believed to be authentic for investment to or withdrawal from the ISJIT Accounts. Monies will be transferred only upon telephone, written or personal notice from an authorized official of the School Corporation. Upon notification, Investors Management Group will initiate debit and credit entries to the local depository account(s) indicated and the local depository(ies) are authorized to further debit and credit the same to the accounts(s). Transfer must be made by Automated Clearinghouse Transfer (ACH), if available, unless otherwise directed by the School Corporation. There is no direct charge for ACH transfers.

IV. INFORMATION STATEMENT AND DECLARATION

It is certified that the School Corporation has received a copy of the Information Statement of ISJIT and a copy of the Joint Powers Agreement and Declaration and agrees to be bound by the terms of such documents.

V. EFFECTIVENESS OF APPLICATION FORM

The information, certifications and authorizations set forth on this application form remain in full force and effect until the ISJIT

Administrator receives written notification of a change.

VI. APPLICATION SIGNATURE

Application is made and executed this________day of____________________, ________.

Name: __________________________________________ Title: __________________________________________

Signature: __________________________________________

This application form must be signed by a school official authorized by board resolution to transact business with ISJIT. (See resolution Form A for Authorized Officials). Mail this form along with Form A to the ISJIT Administrator.

SUPPLEMENTAL FORM B

TO BE USED FOR OPENING ADDITIONAL ACCOUNTS

IOWA SCHOOLS JOINT INVESTMENT TRUST

School Corporation ________________________________________________

ISJIT ACCOUNT INFORMATION

Authority is given to Investors Management Group, as ISJIT Administrator, to open the following Account(s).

Name to appear on this Account (e.g. General Fund, Schoolhouse Fund, etc.)

________________________________________________________________________________________________

Name of local depository for funds transfer_____________________________________________________________

City______________________________________________________

Telephone Number (_______)__________________________

Depository Account Number to be accessed ____________________________________________________________

Checking ❑ Savings ❑

(For your protection, each ISJIT Account may access only one depository account.)

Local depository ABA Routing Number: _______________________________________________________________

(This can be obtained from the bottom of a blank check or by calling your depository.)

Name to appear on this Account (e.g. General Fund, Schoolhouse Fund, etc.)

________________________________________________________________________________________________

Name of local depository for funds transfer_____________________________________________________________

City______________________________________________________

Telephone Number (_______)__________________________

Depository Account Number to be accessed ____________________________________________________________

Checking ❑ Savings ❑

(For your protection, each ISJIT Account may access only one depository account.)

Local depository ABA Routing Number: _______________________________________________________________

(This can be obtained from the bottom of a blank check or by calling your depository.)

______________________________________________

Signature of Authorized Official

This form may be photocopied

INSTRUCTIONS FOR

MAKING INVESTMENTS

TO MAKE AN INVESTMENT BY AUTOMATED CLEARINGHOUSE (ACH) DEBIT:

(Interest always begins the following business day)

1. Call (800) 872-0140 prior to 2:00 p.m. and an ISJIT representative will answer - "Iowa Schools Cash Management."

2. Say: "This is (Your Name) with ___________ School Corporation, ISJIT account number ___________, with an ACH Investment, in the amount of $___________. My local checking/savings account number is ___________."

3. The ISJIT representative will repeat the information given and acknowledge that the Investment is accepted.

NOTE: Notice must be received prior to 2:00 p.m. to begin earning interest the next business day.

TO MAKE AN INVESTMENT BY WIRING MONIES:

(Interest begins same day)

1. Call (800) 872-0140 prior to 10:00 a.m. and an ISJIT representative will answer - "Iowa Schools Cash Management."

2. Say: "This is (Your Name) with __________ School Corporation, ISJIT account number ____________ with a wire investment in the amount of $___________. This will be coming from (Financial Institution Name and Location)."

3. The ISJIT representative will repeat the information given and acknowledge the investment.

4. Instruct your local Financial Institution to wire monies to Wells Fargo Bank Iowa, N.A., Des Moines, ABA #073000228, credit #0007075056, Iowa Schools Joint Investment Trust, further credit to (School Corporation and ISJIT account number).

NOTE: To be credited the same day, the Participant must call before 10:00 a.m. and the local financial institution must deposit money with the federal reserve wire system no later than 11:00 a.m.

TO MAKE AN INVESTMENT BY CHECK OR BANK DRAFT:

(This option is available but not recommended since the ISJIT account is not posted the same day that the check is received.)

Please call 1-800-872-4024 and an ISJIT representative will assist you.

INSTRUCTIONS FOR

MAKING WITHDRAWALS

TO MAKE A WITHDRAWAL BY AUTOMATED CLEARINGHOUSE (ACH) CREDIT:

(Monies transferred next business day after request)

1. Call (800) 872-0140 prior to 2:00 p.m. and an ISJIT representative will answer - "Iowa Schools Cash Management."

2. Say: "This is (Your Name) with ___________ School Corporation, ISJIT account number ___________ with an ACH withdrawal request, in the amount of $___________. My local checking/savings account number is ___________."

3. The ISJIT representative will repeat the information given and acknowledge the withdrawal.

NOTE: Notice must be received prior to 2:00 p.m. for monies to be on deposit in your local bank the next business day.

TO MAKE A WITHDRAWAL BY WIRING MONIES:

(Monies transferred same day)

1. Call (800) 872-0140 prior to 10:00 a.m. and an ISJIT representative will answer: - "Iowa Schools Cash Management."

2. Say: "This is (Your Name) with ___________ School Corporation, ISJIT account number ___________, with a wire withdrawal request, in the amount of $___________."

3. Provide instructions for wiring, including local financial institution, location, account number, and name and telephone number of a contact person at that financial institution.

4. The ISJIT representative will repeat the information given and acknowledge the withdrawal.

NOTE: Notice must be received prior to 10:00 a.m. for transfers to be made the same day.

TO RECEIVE A CHECK BY MAIL:

(This option is available but not recommended since the ISJIT account is posted the same day the check is written)

Please call (800) 872-0140 and an ISJIT representative will assist you.

IOWA SCHOOLS JOINT INVESTMENT TRUST

STATEMENT OF ADDITIONAL INFORMATION

October 30, 2002

Table of Contents

Page

Fund History 2

Investment Objectives, Policies and Restrictions 2

Trustees and Executive Officers 5

Compensation Table 6

Investment Advisory and Other Services 6

Distribution Plan 8

Portfolio Transactions and Brokerage Allocations 9

Trust Units and Control 11

Net Asset Value and Public Offering Price 11

Purchase and Redemption 12

Financial Statements 12

Independent Auditors 12

This Statement of Additional Information is not a prospectus. This

Statement of Additional Information relates to the Information Statement dated

September 30, 1998 and should be read in conjunction therewith. A copy of the

Information Statement may be obtained from the Iowa Schools Joint Investment

Trust, Wells Fargo Bank Iowa, N.A. , 666 Walnut, PO Box 837, MAC N8200-034,

Des Moines, IA 50304-0837

FUND HISTORY

ISJIT has been established under Iowa law pursuant to Iowa Code chapter 28E and section 279.29, which authorize Iowa schools to jointly invest monies pursuant to a joint investment agreement. ISJIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Schools Joint Investment Trust as of October l, l986 and amended as of November 1, 1988 and May 1, 1993 (the "Declaration"). An Iowa school corporation whose board of directors is a member of the Iowa Association of School Boards can become a Participant in ISJIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Schools Joint Investment Trust, c/o Investors Management Group, P.O. Box 71158, Clive, Iowa 50325-0158. See "Instructions and Application Form".

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The units of beneficial interest ("Trust Units") in the Iowa Schools Joint

Investment Trust ("ISJIT" or the "Trust") are offered in series. This Statement of Additional Information only relates to the two series designated Diversified

Portfolio and Direct Government Obligations Portfolio (sometimes referred to herein as a "Portfolio" or, collectively, as the "Portfolios"). The investment objectives and policies of the Portfolios are set forth in the Information

Statement. Certain additional investment information is set forth below.

INVESTMENT RESTRICTIONS.

The Trust Portfolios are available for investment only by Iowa school corporations pursuant to Iowa Code chapter 28E and section 12B.10 and 279.29 thereof. As a result, the Trust is only permitted to invest in securities which such school corporations are permitted to invest in under Iowa law as it presently exists or as it may be amended in the future.

In addition to the investment objectives and policies set forth in the

Information Statement, each of the Portfolios is subject to certain investment restrictions, as set forth below, which may not be changed without the vote of a majority of the Participants in a Portfolio. "Majority," as used in the

Information Statement and in this Statement of Additional Information, means the lesser of (a) 67 percent of the Trust's or a Portfolio's outstanding Trust Units voting at a meeting of Participants at which more than 50 percent of the outstanding Trust Units are represented in person or by proxy or (b) a majority of the Trust's or a Portfolio's outstanding Trust Units.

Unless otherwise specified below, none of the Portfolios will:

1. Invest more than 5 percent of the value of their total assets in the securities of any one federally insured Iowa depository institution

(other than securities of the U.S. government or its agencies or instrumentalities).

2. Invest 25 percent or more of the value of their total assets in the securities of issuers conducting their principal business activities in any one industry, including financial institutions. This restriction does not apply to securities of the U.S. government or its agencies and instrumentalities and repurchase agreements relating thereto.

3. Issue any senior securities (as defined in the Investment Company Act of

1940, as amended).

4. Mortgage, pledge or hypothecate their assets.

5. Make short sales of securities or maintain a short position.

6. Purchase any securities on margin.

7. Write, purchase or sell puts, calls or combinations thereof.

8. Purchase or sell real estate or real estate mortgage loans.

9. Purchase or sell commodity contracts, including futures contracts.

10. Borrow or make loans, provided that ISJIT may make Permitted Investments.

11. Invest in restricted securities or invest more than 10 percent of the

Portfolio's net assets in repurchase agreements with a maturity of more than seven days, and other liquid assets, such as securities with no readily available market quotation.

12. Underwrite the securities of other issues.

13. Invest in any securities in contravention of the provisions of Rule 2a-7 of the Investment Company Act of 1940 as it presently exists or as it may hereafter be amended.

The Trust may invest Portfolio assets pursuant to the maximum extent possible by

Iowa law governing investments by public agencies and Rule 2a-7 and any change in the restrictions of Iowa law governing investments by public agencies and

Rule 2a-7 shall be deemed to be adopted by the Trust, and such change shall not require the approval of Participants.

Any investment restriction or limitation referred to above or in the Information

Statement, which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

OTHER POLICIES--NONFUNDAMENTAL

In addition to the above investment restrictions and those fundamental policies set forth in the Information Statement, the Board of Trustees has adopted other policies as set forth below which are nonfundamental and which can be changed without Participant approval. These investment policies are intended to comply with Iowa Code chapter 12B.

The Investment Policy of the Trust applies to all funds invested on behalf of

Participants accounted for in the Trust's financial statements. Each investment made pursuant to this Investment Policy must be authorized by applicable law and this written Investment Policy.

Upon passage and upon future amendment, if any, copies of this Investment Policy shall be delivered to all of the following:

1. The ISJIT Board of Trustees.

2. All ISJIT depository institutions or fiduciaries.

3. The auditor engaged to audit any fund of ISJIT.

DELEGATION OF AUTHORITY

The responsibility for conducting ISJIT investment transactions resides with the

ISJIT Board of Trustees. Certain responsibilities have been delegated to the

Executive Committee, the Investment Adviser, the Custodian and the Administrator

(the "Service Providers") pursuant to the Adviser Agreement, the Custodian

Agreement and the Administrator Agreement with amendments as may be adopted from time to time and the current Information Statement (the "Documents").

Each Service Provider shall individually notify the ISJIT Board of Trustees in writing within thirty days of receipt of all communication from the auditor of any Service Provider or any regulatory authority of the existence of a material weakness in internal control structure of the Service Provider or regulatory orders or sanctions regarding the type of services being provided to ISJIT by the Service Provider.

The records of investment transactions made by or on behalf of ISJIT are public records and are the property of ISJIT whether in the custody of ISJIT or in the custody of a fiduciary or other third party.

OBJECTIVES OF INVESTMENT POLICY

The primary objectives, in order of priority, of all investment activities involving the financial assets of ISJIT shall be the following:

1. Safety: Safety and preservation of principal in the overall portfolio is the foremost investment objective.

2. Liquidity: Maintaining the necessary liquidity to match expected liabilities is the second investment objective.

3. Return: Obtaining a reasonable return is the third investment objective.

PRUDENCE

The Board of Trustees, when providing for the investment or deposit of public funds in the ISJIT program, shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a person acting in a like capacity and familiar with such matters would use to attain the investment objectives.

OTHER PROHIBITED INVESTMENT PRACTICES

At no time will ISJIT invest pursuant to a contract providing for the compensation of an agent or fiduciary based upon the performance of the invested assets. Furthermore, if a fiduciary or other third party with custody of public investment transaction records of ISJIT fails to produce records when requested by ISJIT or its agent within a reasonable time, ISJIT shall make no new investment with or through the fiduciary or third party and shall not renew maturing investments with or through the fiduciary or third party.

SAFEKEEPING AND CUSTODY

All invested assets of Participants in the Portfolios, or in the Fixed Term

Program, shall be held in accordance with the Custodian Agreement.

All invested assets eligible for physical delivery shall be secured by having them held at a third party custodian. All purchased investments shall be held pursuant to a written third party custodial agreement requiring delivery versus payment. No assets may be delivered out of the ISJIT account without full payment (no "free deliveries" shall be permitted).

REPORTING

The Service Providers shall submit all reports required in the Documents.

TRUSTEES AND EXECUTIVE OFFICERS

The Board of Trustees has full and complete control over the business and assets of ISJIT, subject to the rights of ISJIT Participants as provided in the Declaration.

There are six voting members of the Board of Trustees. Ronald M. Rice, the Executive Director of the Iowa Association of School Boards, Inc. serves as an ex officio nonvoting member of the Board of Trustees and, pursuant to the By-laws, is Secretary for the Board. The Assistant Secretary is Larry Sigel of the Iowa Association of School Boards, Inc. and Carl Benning serves as an ex officio Board member. There are no committees.

Of the six voting Trustees, four Trustees must be persons who are school board members and members of the board of directors of the Iowa Association of School Boards; one must be a school superintendent; and one must be a school business official. The Chairman, Vice Chairman, and Secretary serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new portfolio or series of units or change investment policies. Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of ISJIT. The Trustees have legal title to the assets of ISJIT for the benefit of the Participants. In their capacity, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants.

Trustees are elected to terms with staggered, annual expiration dates over three years. In each year, the Trustees will elect two Trustees to serve for a term of three years. The Declaration provides that two-thirds of the Trustees may, at any time, remove a Trustee from office for cause.

If at any time a Trustee is associated as a school board member, a school superintendent or a school business official, with a school which ceases to be a Participant, such Trustee must resign.

No Trustee (whether voting or non-voting) of ISJIT will receive any compensation from ISJIT, the Investment Adviser, Administrator or Custodian for his or her services. ISJIT will reimburse the Trustees for their reasonable expenses incurred on behalf of ISJIT.

ISJIT refers to the Trustees in their capacity collectively as Trustees and not individually or personally. All persons dealing with ISJIT must look solely to the ISJIT assets for the enforcement of claims against ISJIT. The Trustees, officers and Participants do not assume any liability for obligations entered into on behalf of ISJIT. The Declaration shall not create any right, title, privilege or entitlement in any person, corporation or other legal entity except a Participant and a Person that has a direct and written contract with ISJIT. The terms and conditions of the Declaration are not intended to and shall not be construed to create any cause of action, legal or equitable, in any Person against the Participants, Trustees, officers, employees or agents of ISJIT, except as is provided by specific language in the Declaration or by specific language in written agreements or contracts entered into by the Trustees in implementing ISJIT. It is not intended and the terms of the Declaration shall not be construed so that any breach thereof by Participants, Trustees, officers, employees or agents of ISJIT creates an action at common law, tort, contract or otherwise.

A Trustee is not personally liable for a claim based upon an act or omission of the Trustee performed in the discharge of the Trustee's duties, except for acts or omissions which involve intentional misconduct or knowing violation of the law or for a transaction from which the Trustee derives an improper personal benefit.

The Trustees are responsible for the management of ISJIT, the conduct of its affairs, and the management and distribution of ISJIT assets. However, the Trustees are not required personally to conduct all of the affairs of ISJIT. Consistent with their responsibility, the Trustees have appointed an Investment Adviser, an Administrator, and Custodian and have assigned to them such duties as the Trustees have deemed appropriate with regard to the investment, administration, record keeping, and custody of monies and investments of ISJIT.

The operations of the Trust are governed by a Board of Trustees ("Board of Trustees") and various officers elected from time to time. The names, addresses and principal occupations during the past five years of the Trustees and executive officers of the Trust are:

Principal Occupation

Name and Address Age Position with Trust (last five years)

Carl Benning 63 Ex Officio Member Treasurer

930 Greenfield Iowa Association of School Boards

Waverly, Iowa, 50147-0197

Paul Bobek 50 Trustee and Executive Director of

Iowa City Community School District Treasurer Administrative Services

509 S Dubuque St

Iowa City, IA 52240

Don Friedrichsen Treasurer Vice President of the

Galva-Holstein Community School District Board of Education

1602 Hwy 59

Holstein, IA 51025-9509

Jane Lichtenstein 55 Chair Durant Community School District

Durant, Iowa 52747-9585

Susan McDermott 55 Vice Chair Cedar Rapids Community School

District

Cedar Rapids, Iowa 52747-9585

Ronald Rice 60 Assistant Secretary Iowa Association of School Boards

700 Second Avenue, Suite 100 Ex-Officio Trustee Executive Director

Des Moines, Iowa 50309-1731

Larry Sigel 55 Assistant Secretary Iowa Association of School Boards

700 Second Avenue, Suite 100 Ex-Officio Trustee

Des Moines, Iowa 50309-1731

Veronica Stalker 55 Trustee Waukee Community School

District

Waukee, Iowa 52747-9585

Richard Vande Kieft 62 Trustee Processing Engineer, John Deere

Cedar Falls School Board of

Cedar Falls, Iowa 50613 Directors

The Board of Trustees does not include any person who is deemed to be an "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act"). Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of ISJIT. No Trustees own or are they permitted to own any units of ISJIT.

COMPENSATION TABLE

All of the Trustees of the Trust are public officials and no Trustee receives compensation from the Trust for their service as Trustees except for reasonable travel expenses incurred in attending meetings.

INVESTMENT ADVISORY AND OTHER SERVICES

General

THE INVESTMENT ADVISER

Investors Management Group, Ltd. (IMG), P.O. Box 71158, Clive, Iowa 50325-0158, an Investment Adviser federally registered under the Investment Advisers Act of 1940, serves as the ISJIT Investment Adviser, pursuant to an Investment Adviser Agreement. IMG was organized in 1982 and is an indirect wholly owned subsidiary of AMCORE Financial Inc., a bank holding and financial services company. . Since then, the firm's principal business has been providing continuous investment management to pension and profit sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, individuals and others. As of June 30, 2002, IMG had approximately $4.2 billion in equity, fixed income and money market assets under management. The Trust has been managed by Kathryn D. Beyer, CFA, Fixed Income Manager since 1993. Ms. Beyer is a fixed income strategist and is a member of the Investment Strategy Committee. Her experience includes serving as a securities analyst and director of mortgage-backed securities for Central Life Assurance Company. She received her Master of Business Administration from Drake University and her Bachelor of Science degree in agricultural engineering from Iowa State University. The Investment Adviser furnishes ISJIT with advice with respect to ISJIT operations and the investment of its assets, subject to and in conformity with the Declaration and the policies adopted by the Board of Trustees. The ISJIT agreement with the Investment Adviser is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2003, and thereafter as approved by the Trustees. For the fiscal year ended June 30, 2002, fees paid by ISJIT and ISJIT DGO to IMG for investment advisory services amounted to $356,839.05 and $58,570.92 respectively, or approximately 0.14 percent and 0.15 percent, respectively, of the Fund's average net assets.

THE ADMINISTRATOR

Pursuant to an Administrator Agreement, Investors Management Group, P.O. Box 71158, Clive, Iowa 50325-0158, has been retained as Administrator and Transfer Agent of ISJIT. The Administrator provides daily account services to Participants; determines and allocates income of ISJIT; administers all Portfolio Unit transactions and purchases and sales associated with the Fixed Term Program; provides administrative personnel, equipment and office space to ISJIT; determines the net asset value of ISJIT on a daily basis; and performs all related administrative services for ISJIT. The ISJIT agreement with the Administrator is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2003, and thereafter as approved by the Trustees.

THE CUSTODIAN

Wells Fargo Bank Iowa, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for ISJIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of ISJIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of ISJIT. All ISJIT security transactions are handled on the basis of delivery versus payment of the Custodian or its nominee or nominees. The ISJIT agreement with the Custodian is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2003, and thereafter as approved by the Trustees.

DIVERSIFIED PORTFOLIO

Average Daily Custodian Administrator Adviser

Net Asset Amount Fee Fee Fee

Less than $150 million .050% .175% .250%

For additional amounts

from $150 to $200 million .045% .165% .225%

For additional amounts

From $200 to $250 million .040% .150% .225%

For amounts greater than

$250 million .035% .089% .225%

DGO PORTFOLIO

Average Daily Custodian Administrator Adviser

Net Asset Amount Fee Fee Fee

Less than $150 million .050% .275% .150%

For additional amounts

from $150 to $200 million .045% .265% .125%

For additional amounts

from $200 to $250 million .040% .250% .125%

For amounts greater than

$250 million .035% .225% .125%

For the last three fiscal years ending June 30, 2002, the Trust paid the Adviser advisory fees, allocated between the Portfolios as indicated.

2002 2001 2000

Diversified Portfolio $ 356,839 $ 366,245 $ 321,181

DGO Portfolio $ 58,570 $ 54,971 $ 51,093

The laws of certain states require that if a mutual fund's expenses (including advisory fees but excluding interest, taxes, brokerage commissions and extraordinary expenses) exceed certain percentages of average net assets, the fund must be reimbursed for such excess expenses. There are no such expense limitations applicable.

DISTRIBUTION PLAN

-----------------

Rule 12b-1(b) under the Investment Company Act of 1940 provides that any payments made by the Trust in connection with financing the distribution of

Units may only be made pursuant to a written plan describing all aspects of the proposed financing of distribution, and also requires that all Agreements with any person relating to the implementation of the plan must be in writing.

Because some of the payments described below to be made by the Trust are distribution expenses within the meaning of Rule 12b-1, the Trust adopted a

Distribution Plan in accordance with such Rule.

Rule 12b-1(b)(1) requires that such plan be approved by a majority of a

Portfolio's outstanding securities, and Rule 12b-1(b)(2) requires that such plan, together with any related agreements, be approved by a vote of the

Trustees who are not interested persons of the Trust and who have no direct or indirect interest in the operation of the plan, cast in person at a meeting for the purpose of voting on such plan or agreement. Rule 12(b)-1(b)(3) requires that the plan or agreement provide, in substance:

(a) that it shall continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner described in paragraph (b)(2) of Rule 12b-1;

(b) that any person authorized to direct the disposition of moneys paid or payable by the Trust pursuant to the plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made; and

(c) in the case of a plan, that it may be terminated at any time by a vote of a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the plan or in any agreements related to the plan or by a vote of a majority of the outstanding voting securities of a Portfolio.

Rule 12b-1(b)(4) requires that such a plan may not be amended to increase materially the amount to be spent for distribution without Participant approval and that all material amendments to the plan must be approved in the manner described in paragraph (b)(2) of Rule 12b-1.

Rule 12b-1(c) provides that the Trust may rely upon Rule 12b-1(b) only if the selection and nomination of the Trust's disinterested Trustees are committed to the discretion of such disinterested directors. Rule 12b-1(e) provides that the

Trust may implement or continue a plan pursuant to Rule 12b-1(b) only if the directors who vote to approve such implementation or continuation conclude, in the exercise of reasonable business judgement and in light of their fiduciary duties under state law, and under Sections 36(a) and (b) of the Investment

Company Act of 1940, that there is a reasonable likelihood that the plan will benefit the Trust and the Participants. The Trustees have concluded that there is a reasonable likelihood that the Distribution Plan will benefit the Trust and the Participants.

Pursuant to the provisions of the Distribution Plan (and pursuant to a

"Administrative and Distribution Services Agreement"), each of the Trust's

Portfolios pays a fee to the Iowa Association of School Boards ("IASB") computed and paid monthly at an annual rate of up to 0.10 percent of such Portfolios'

average daily net assets attributable to Participants who are members of IASB including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, providing various marketing services to the Trust and maintaining Trust records. For the year ended June 30, 2002, the Trust paid

$255,471 and $39,047 in distribution fees to IASB for the Diversified Portfolio and Direct Government Portfolio respectively.

PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATIONS

------------------------------------------------

The Adviser is responsible for decisions to buy and sell securities for the

Portfolios, the selection of broker-dealers to effect the transactions and the negotiation of brokerage commissions, if any. Usually, securities will be purchased on a principal basis directly from the issuer or from the underwriter at the initial offering and the brokerage commission will be paid, although certain portions may receive discounts or concessions out of offering proceeds.

In placing orders for securities transactions, the primary criterion for the selection of a broker-dealer is the ability of the broker-dealer, in the opinion of the Adviser, to secure prompt execution of the transactions on favorable terms, including the reasonableness of the commission (if any) and considering the state of the market at the time.

When consistent with these objectives, orders may be placed with broker-dealers who furnish investment research and/or services to the Adviser. Such research or services include advice, both verbally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities;

and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. This allows the Adviser to supplement its own investment research activities and enables the Adviser to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser, the Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Trust from these transactions. The

Adviser believes that most research services obtained by it generally benefit several or all of the accounts which it manages, as opposed to solely benefiting one specific managed fund or account. Normally, research services obtained through managed funds or accounts investing in fixed-income securities would be of greater benefit to the managed funds or accounts which invest in debt securities.

The Adviser has not entered into any formal or informal Agreements with any broker-dealers, nor does it maintain any "formula" which must be followed in connection with the placement of any Portfolio's transactions in exchange for research services. However, from time to time, the Adviser may elect to use certain brokers to execute transactions in order to encourage them to provide it with research services which it anticipates will be useful to it. The Adviser will authorize the Trust to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

In certain instances, there may be securities which are suitable for the Trust's

Portfolios as well as for that of one or more of the advisory clients of the

Adviser. Investment decisions for the Trust's Portfolios and for such advisory clients are made by the Adviser with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client of the Adviser even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients of the Adviser when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser,

particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients of the Adviser are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Adviser to be equitable to each (and may result, in the case of purchases, in allocation of that security only to some of those clients and the purchase of another security for other clients regarded by the Adviser as a satisfactory substitute). It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio involved is concerned. At the same time, however, it is believed that the ability of the Portfolio to participate in volume transactions will sometimes produce better execution prices. The Trust does not purchase any securities on an agency basis and,

therefore, does not incur brokerage commissions. The Trust purchases government securities in principal transactions with unaffiliated broker-dealers. Such principal transactions include nonnegotiated markups by the broker-dealer.

TRUST UNITS AND CONTROL

-----------------------

A complete description of the rights and characteristics of the Trust's Units is included in the Information Statement.

As of September 30, 2002, the following Participants owned 5 percent or more of the value of Trust Units in the Portfolios indicated. There were no "control"

persons of the Trust or the Portfolios.

DIVERSIFIED PORTFOLIO

Name Amount % Ownership

Indian Hills Community College; Ottumwa, Iowa $11,295,114 7.24%

DIRECT GOVERNMENT OBLIGATION PORTFOLIO

Name Amount % Ownership

Kirkwood Community College (Trust); Cedar Rapids, Iowa $20,669,993 49.06%

Des Moines Area Community College (Trust); Ankeny, Iowa $17,263,630 40.97%

Indian Hills Community College (Trust) $ 3,482,020 8.26%

NET ASSET VALUE AND PUBLIC OFFERING PRICE

-----------------------------------------

The Securities and Exchange Commission adopted Rule 2a-7 under the Investment

Company Act of 1940 which permits the Trust to compute the Portfolios' net asset value per Trust Unit using the amortized cost method of valuing portfolio securities. As a condition for using the amortized cost method of valuation, the

Board of Trustees must establish procedures to stabilize the Trust's net asset value at $1.00 per Trust Unit. These procedures include a review by the Trustees as to the extent of any deviation of net asset value based on available market quotations from the $1.00 amortized cost value per Trust Unit. If such deviation exceeds $.005, the Trustee will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind,

selling portfolio securities prior to maturity, withholding dividends or utilizing a net asset value per share as determined by using available market quotations. In addition, each Portfolio must maintain a dollar-weighted average portfolio maturity appropriate to its investment objective, but in any event,

not longer than 90 days, must limit portfolio investments to those instruments which the Trustees determine present minimum credit risks, and must observe certain other reporting and recordkeeping procedures.

Under the amortized cost method of valuation, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight-line basis to maturity, regardless of the effect of fluctuating interest rates on the market value of the security. Accordingly,

U.S. government obligations held by the Trust will be valued at their amortized cost, which normally will be their face amount. Other assets and securities are valued at a fair value determined, in good faith, by the Trustees.

The amortized cost method of valuation may result in some dilution of a shareholder's interest in the Portfolio insofar as general market increases and decreases of interest rates usually have an inverse effect on the value of debt instruments. However, the significance of the effect of such general market increases and decreases in interest rates directly corresponds to the maturity of the debt instruments; that is, the change in the market value of the underlying debt instruments and the corresponding change in the premium or discount of such instruments is greater when maturities are larger and less when maturities are shorter.

The net asset value of each Portfolio's Units is determined on each day on which the New York Stock Exchange is open, provided that the net asset value need not be determined on days when no Portfolio shares are tendered for redemption and no order for Portfolio shares is received. The New York Stock Exchange is not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year's Day, Presidents' Day, Martin

Luther King Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving

and Christmas.

CALCULATING YIELD - The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Portfolio Trust Unit for that 7-day period by the average daily net asset value per Trust Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2002, for ISJIT and ISJIT DGO was 1.20% and 1.18%, respectively.

PURCHASE AND REDEMPTION

Participation in the Trust is only available to Iowa schools pursuant to the provisions of Iowa Code Chapter 28E and Section 12B.10 and 279.29 and to those schools whose boards of directors are members of the Iowa Association of School

Boards, Inc. The description of how to become a Participant, including application forms and model resolutions, is included in the Information

Statement.

Redemption of Trust Units, or payment, may be suspended at times (a) when the

New York Stock Exchange is closed for other than customary weekend or holiday closings, (b) when trading on the exchange is restricted, (c) when an emergency exists, as a result of which disposal by the Portfolios of securities owned by them is not reasonably practicable, or it is not reasonably practicable for the

Portfolios fairly to determine the value of their net assets, or (d) during any other period when the Securities and Exchange Commission, by order, so permits,

provided that applicable rules and regulations of the Securities and Exchange

Commission shall govern as to whether the conditions prescribed in (b) or (c)

exist.

FINANCIAL STATEMENTS

--------------------

The Trust hereby incorporates by reference the information under the caption

"Statements of Net Assets, June 30, 2002," "Statements of Operations, for the Years Ended June 30, 2002, 2001, 2000, 1999 and 1998," "Statements of Changes in Net Assets for the Years ended June 30, 2002, 2001, 2000, 1999 and 1998" and the Financial Highlights for each of the annual periods ended June 30.The financial statements have been filed with the Commission.

INDEPENDENT AUDITORS

--------------------

On August 28, 2002 the Board of Trustees unanimously approved the appointment of KPMG LLP, 2500 Ruan Center, Des Moines, Iowa 50309 as the Trust's independent auditors.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the

Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized pursuant to a resolution unanimously adopted by the Board of Trustees on August 28, 2002, in the city of

Des Moines, state of Iowa on the 30th day of October, 2002.

IOWA SCHOOLS JOINT INVESTMENT TRUST

By: /s/ Jane Lichtenstein

Jane Lichtenstein, Chair

PART C

OTHER INFORMATION

Item 22. FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS

(1) Included in Part A:

Not Applicable

Item 23. EXHIBITS

Exhibit Number Description

-------------- -----------

*(a). Amended Joint Powers Agreement and Declaration of

Trust; incorporated by reference to the Trust's

Registration Statement, filed May 6, 1993

*(b). Bylaws, incorporated by reference to the Trust's

Registration Statement, filed May 6, 1993

*(d). Adviser Agreement, incorporated by reference to the

Trust's Registration Statement, filed May 6, 1993

(d)(1)Adviser Agreement

*(d)(2) Administrator Agreement, incorporated by reference

to the Trust's Registration Statement, filed

May 6, 1993

(d)(3) Addendum to Administrator Agreement

(d)(4) Revised Administrator Agreement

*(g). Custodian Agreement, incorporated by reference

to the Trust's Registration Statement, filed

May 6, 1993

(g)(1) Custodial Agreement

*(m). Rule 12b-1 Plan, incorporated by reference to the

Trust's Registration Statement, filed May 6, 1993

*All previously filed as indicated.

Item 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not Applicable

Item 25. INDEMNIFICATION

Pursuant to Section 2.19 of the amended Joint Powers Agreement and Declaration of Trust ("Declaration") attached hereto as Exhibit 1, the trustees are empowered to indemnify or enter into agreements with respect to indemnification with respect to any person with whom the Trust has dealings, to the extent permitted by applicable law or the Investment Company Act of 1940

("1940 Act"). Section 17(h) of the 1940 Act prohibits indemnification of any person, unless the loss results from willful misfeasance, bad faith, gross negligence or from reckless disregard of duties. Furthermore, pursuant to

Article V of the Declaration and Article VII of the Bylaws (included herewith as

Exhibit 2), the Trust is empowered to indemnify persons in certain circumstances where they are not involved in intentional misconduct, knowing violation of law or where they have not derived improper personal benefit or with respect to criminal actions had no reasonable cause to believe that their actions are unlawful. For a complete description of such indemnifications and limitations of liability, see the appropriate provisions of the Declaration and the Bylaws.

Pursuant to the general authority of Section 2.19 of the

Declaration, the Trust has entered into agreements with the Adviser and

Custodian which specifically reference Section 5 of the Declaration and furthermore, with respect to the Custodian, limit the liability of the Custodian to the extent that the Custodian acts in good faith in the exercise of reasonable care. See Article IV of the Administrator-Adviser Agreement included herewith as Exhibit 5 and Article VIII of the Custodian Agreement included herewith as Exhibit 8.

Insofar as indemnification for liabilities arising under the

Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification by the Registrant is against public policy as expressed in the Act and, therefore, may be unenforceable. In the event that a claim for such indemnification (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding)

is asserted against the Registrant by such director, officer or controlling person and the Securities and Exchange Commission is still of the same opinion,

the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Not Applicable

Item 27. PRINCIPAL UNDERWRITERS

(A) Not Applicable

(B) Not Applicable

(C) Not Applicable

Item 28. LOCATION OF ACCOUNTS AND RECORDS

All required accounts, books and records are maintained by

Investors Management Group, 1415 28th St, Suite 200, West Des Moines, Iowa 50266

Item 29. MANAGEMENT SERVICES

Not Applicable

Item 30. UNDERTAKINGS

Not Applicable

Iowa Schools Joint Investment Trust

EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION

(d)(1) Adviser Agreement

(d)(3) Addendum to Administrator Agreement

(d)(4) Revised Administrator Agreement

(g)(1) Custodian Agreement

AGREEMENT FOR SERVICES

This Agreement for Services ("Agreement") is made between Iowa Schools Joint Investment Trust, (hereinafter "ISJIT"), whose principal place of business is Des Moines, Iowa, and Investors Management Group (hereinafter "IMG"), whose principal place of business is 2203 Grand Avenue, Des Moines, Iowa 50312-5338.

This Agreement is made effective as of October 1, 2000.

ISJIT's mission is to make additional resources available for student instruction by pooling public school funds in highly liquid and safe investments to save administrative time and to increase investment earnings.

ISJIT desires to engage an investment advisor to provide certain services as described herein. IMG agrees to perform those services on behalf of ISJIT in keeping with the mission and according to the terms of this Agreement and in exchange for the fees specified.

Therefore, these Parties, in consideration of the premises, the mutual covenants of this Agreement, and the performance thereof, hereby agree to the following:

1. Relationship of the Parties.

a. This Agreement is between ISJIT and IMG. It is to be performed by these Parties, and each of them, for the benefit of ISJIT. It does not create any rights, obligations or legal relationships between ISJIT and any Participant or other person.

b. Where appropriate, IMG shall incorporate the Mission and Vision of the Iowa Schools Joint Investment Trust and the Iowa Association of School Boards ("IASB") into its philosophy in the role of Investment Advisor.

2. Services of IMG.

IMG shall perform the following services:

a. Investment Advisor Services

1. Monitor and reconcile investment instruments for participants held by trustee.

2. Ensure federal and state regulations regarding investing and investments are met. Notify ISJIT and the Participants should these regulations not be met.

3. Manage ongoing public funds investment portfolios according to the parameters authorized by the ISJIT Board.

4. Manage the ISJIT fixed term automated program.

5. Research, compare and evaluate effectiveness of public funds investment pool programs against ISJIT.

6. Maintain an ongoing analysis of investment opportunities and invest with Iowa based and other institutions when appropriate.

7. Oversee the transfer of investment instruments to and from ISJIT in conjunction with the ISJIT Trustee.

b. Investment Advisor Administrative Services

1. Handle Participant and potential participant assistance, needs, questions and concerns.

2. Use technology to enhance services as described in this Agreement.

3. Provide a computer-based system for investment instruments, account recordkeeping, monthly account statements and administration and for communicating with ISJIT, other ISJIT service providers and the Participants.

4. Upgrade software, equipment and related technology as needed for ISJIT program.

5. Provide monthly reports and analysis of data regarding investment practices and results of Participants.

6. Provide requested reports and data upon request.

7. Ensure security of ISJIT and Participant reports and records.

8. Provide web-based system for Participants to electronically access data related to accounts and ISJIT and to make real time transactions in their ISJIT accounts.

9. Supervise investment pool operations.

10. Assist in annual audit of the investment pool.

11. Manage and reconcile ISJIT Administrative Account for the expenses of the investment pool.

c. Investment Advisor Marketing Services

1. Work with Participants, the IASB Cash Management Advisory Committee, ISJIT Board and IASB to enhance services over time.

2. Handle correspondence with Participants including, but not limited to, both traditional methods and methods involving significant use of the Internet and other electronic means.

3. Provide/update Information Statement for ISJIT annually and as needed.

4. Market ISJIT program to eligible Participants and potential participants.

5. Develop and implement a marketing plan to address demographic marketing opportunities for Iowa school superintendents, business managers and board secretaries will be retiring in the next three years.

d. General Investment Advisor Services

1. Build and maintain partner relationships with ISJIT and its other service providers.

2. Keep ISJIT informed about current issues, potential cash management innovations, solving concerns, etc.

3. Coordinate with the ISJIT service providers, the IASB Cash Management Advisory Committee, ISJIT Board and IASB on quarterly as well as on as as-needed basis to ensure smooth operation of ISJIT.

4. Develop and provide promotional material and other Participant communication in conjunction with ISJIT and other ISJIT service providers.

5. Monitor the unique cash flow needs of the Participants and design management services to address their cash management needs.

6. Train Participants, ISJIT Board, IASB Cash Management Advisory Committee as well as IASB staff regarding safe, effective cash management practices.

7. Provide e-mail, fax, toll-free number and staff at the stated location for the Participants.

3. IMG's Duty of Care and Standards of Performance.

In performing this Agreement, IMG agrees to exercise the same degree of care as that followed by IMG in its own business; and, while this Agreement is in effect, IMG agrees to indemnify ISJIT for any and all losses caused by:

a) Gross negligence of IMG;

b) Failure of IMG to follow the written instructions of ISJIT; or

c) Dishonest, fraudulent, or criminal acts of an employee of IMG, whether acting alone or in collusion with persons other than ISJIT or its agents or employees.

4. Fee for Administrative Services.

ISJIT agrees to pay to IMG a fee for the performance of this Agreement. The amount of the fee shall be as set out on this attached Exhibit "A".

5. Confidentiality of Information.

a. ISJIT and IMG each acknowledge that performance of this Agreement may result in access to information properly deemed proprietary or confidential by the other, and they each agree to maintain the confidentiality of such information and to use it solely for the purposes of this Agreement.

b. ISJIT and IMG each acknowledge the sensitivity of personal information about Participants, including but not limited to individually-identifiable information. In any instance in which ISJIT requests access to such information, for itself or for any third party, ISJIT acknowledges that the information belongs to ISJIT and that ISJIT's access to the information is in a fiduciary capacity. ISJIT agrees to indemnify IMG for any and all liability, including but not limited to reasonable attorney fees, arising in any way from the ISJIT's access to such information or a disclosure of such information by IMG when requested by ISJIT. IMG agrees to indemnify ISJIT for any and all liability, including but not limited to reasonable attorney fees, arising in any way from a disclosure of such information by IMG not requested by ISJIT.

c. Records and data identifying Participants and related to ISJIT shall at all times be considered the property of ISJIT. All records and data shall be provided to ISJIT in electronic and paper format, in a form reasonably requested by ISJIT, within thirty (30) days of termination of this Agreement.

6. Liability of IMG.

a. IMG agrees to defend, indemnify, and hold harmless ISJIT, the Iowa Association of School Boards, and their officers, directors, employees, agents and Participants from any and all claims, loss, damages, and attorney's fees incurred as a result of any claim arising out of, or premised upon any service provided pursuant to this Agreement, including the services provided by subcontractors. This obligation shall survive termination of this Agreement.

b. IMG agrees that it will maintain the insurance coverage set out in the Plan Administrator's Request for Proposal.

7. Resolution of Disputes.

The Parties agree to act in good faith to resolve any controversy or dispute arising out of or related to this Agreement promptly through negotiations of executives or responsible representatives of each Party. In the event of a dispute, the disputing Party shall give the other Party written notice of the dispute and, within twenty (20) days of receiving that notice, the receiving Party shall present its response. Both the notice and the response shall include a statement of each Party's position, a summary of the evidence and arguments supporting its position, and the name of the executive or other representative who will negotiate on behalf of that Party. Negotiations shall be held at a mutually acceptable time and place, beginning no later than thirty (30) days following the receiving Party's receipt of the notice of the dispute, and continuing thereafter as often as the negotiators reasonably deemed necessary to resolve the dispute. If the dispute has not been resolved within sixty (60) days from the first negotiation session, or if this negotiation process has not been fulfilled by either or both of the Parties, then either Party may initiate mediation of the dispute. Such mediation will be conducted in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

8. Force Majeure

The obligations of either Party under this Agreement, except for any obligation to pay to the other Party, shall be suspended during the continuance of any force majeure applicable to that Party. For this purpose, the term "force majeure" means any cause not reasonably within the control of the Party claiming suspension of obligations, including but not limited to acts of God, war, riot, weather-related disaster, earthquake, governmental action, and unavailability or breakdown of necessary equipment. The Party claiming suspension of obligations shall take reasonable steps to resume performance as soon as possible without incurring unreasonably excessive costs.

9. Whole Agreement.

This Agreement constitutes the entire contract between these Parties with respect to the subject matter hereof and supersedes all oral negotiations and prior understandings between the Parties, whether oral or written.

10. Amendment or Revision.

This Agreement may be amended or modified only by a written instrument, signed by authorized representatives of both Parties and designated as an Addendum.

11. Notices.

All notices or other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been given on the earliest of the date of actual delivery or receipt, and shall be addressed to the Parties at:

To ISJIT: Iowa Schools Joint Investment Trust

700 Second Ave Suite 100

Des Moines, IA 50309-1731

To IMG: Investors Management Group

2203 Grand Avenue

Des Moines, IA 50312-5338

12. Choice of Law and Severability.

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Iowa. If any provision of this Agreement is held to be unenforceable by a court or regulatory agency of competent jurisdiction, then the remaining provisions shall continue in full force and effect.

13. Term and Termination.

a. This Agreement is intended by these Parties to run for three (3) years from and after the date it is made effective, unless it is terminated according to its terms. Absent such termination, this Agreement may be renewed for a successive three (3) year term by ISJIT giving notice of intent to renew not later than sixty (60) days prior to the Agreement termination date.

b. This Agreement may be terminated by IMG immediately upon notice if ISJIT fails to make prompt payment in full of the fee due to IMG for the performance of this Agreement. Further, this Agreement may be terminated by ISJIT immediately upon notice for cause attributable to IMG.

c. This Agreement may be terminated by either Party upon sixty (60) days' notice to the other Party, whether such termination is for cause or otherwise.

14. Exclusivity.

IMG agrees to an exclusive contract with ISJIT and during the term of this Agreement not market or sell the same or similar products or services to a Participant or potential member of ISJIT without the express written consent of ISJIT. Further, IMG agrees that for a period of one year after the termination this Agreement, to not to market or sell any similar program to a Participant or potential member of ISJIT without the express written consent of ISJIT.
Iowa Schools Joint Investment Trust	Investors Management Group
By: __________________________________	By: __________________________________
Title: _________________________________	Title: _________________________________

ADDENDUM TO

AGREEMENT FOR SERVICES

This Amendment to Agreement for Services ("Amendment") is made between Iowa Schools Joint Investment Trust, (hereinafter "ISJIT"), and Investors Management Group (hereinafter "IMG"), to the Agreement for Services effective as of October 1, 2000

In consideration of the premises, the mutual covenants of the Agreement, and the performance thereof, the parties agree to the following:

1. Paragraph 4, Fee for Administrative Services, is hereby amended by adding the following sentence: The fee schedule attached as Exhibit "A" shall be effective as of January 1, 2001. Until said date, the fee schedule in effective prior to October 1, 2000, shall remain in effect as the fee schedule between the parties.

2. In all other respects, the Agreement for Services as entered into between the parties effective as of October 1, 2000, shall remain in full force and effect.

Iowa Schools Joint Investment Trust	Investors Management Group
By: __________________________________	By: __________________________________
Title: _________________________________	Title: _________________________________

AMENDED AND SUBSTITUTED

AGREEMENT FOR SERVICES

This Agreement for Services ("Agreement") is made between Iowa Schools Joint Investment Trust, (hereinafter "ISJIT"), whose principal place of business is Des Moines, Iowa, and Investors Management Group (hereinafter "IMG"), whose principal place of business is 2203 Grand Avenue, Des Moines, Iowa 50312-5338.

This Agreement is made effective as of July 1, 2002.

ISJIT's mission is to make additional resources available for student instruction by pooling public school funds in highly liquid and safe investments to save administrative time and to increase investment earnings.

ISJIT desires to engage an investment advisor to provide certain services as described herein. IMG agrees to perform those services on behalf of ISJIT in keeping with the mission and according to the terms of this Agreement and in exchange for the fees specified.

Therefore, these Parties, in consideration of the premises, the mutual covenants of this Agreement, and the performance thereof, hereby agree to the following:

1. Relationship of the Parties.

a. This Agreement is between ISJIT and IMG. It is to be performed by these Parties, and each of them, for the benefit of ISJIT. It does not create any rights, obligations or legal relationships between ISJIT and any Participant or other person.

b. Where appropriate, IMG shall incorporate the Mission and Vision of the Iowa Schools Joint Investment Trust and the Iowa Association of School Boards ("IASB") into its philosophy in the role of Investment Advisor.

2. Services of IMG.

IMG shall perform the following services:

a. Investment Advisor Services

1. Monitor and reconcile investment instruments for participants held by trustee.

2. Ensure federal and state regulations regarding investing and investments are met. Notify ISJIT and the Participants should these regulations not be met.

3. Manage ongoing public funds investment portfolios according to the parameters authorized by the ISJIT Board.

4. Manage the ISJIT fixed term automated program.

5. Research, compare and evaluate effectiveness of public funds investment pool programs against ISJIT.

6. Maintain an ongoing analysis of investment opportunities and invest with Iowa based and other institutions when appropriate.

7. Oversee the transfer of investment instruments to and from ISJIT in conjunction with the ISJIT Trustee.

b. Investment Advisor Administrative Services

1. Handle Participant and potential participant assistance, needs, questions and concerns.

2. Use technology to enhance services as described in this Agreement.

3. Provide an Internet-accessible, computer-based system for investment instruments, account recordkeeping, monthly account statements and administration and for communicating with ISJIT, other ISJIT service providers and the Participants.

4. Upgrade software, equipment and related technology as needed for ISJIT program.

5. Provide monthly reports and analysis of data regarding investment practices and results of Participants.

6. Provide requested reports and data upon request.
    Ensure security of ISJIT and Participant reports and records.
    Provide web-based system for Participants to electronically access data related to accounts and ISJIT and to make real time transactions in their ISJIT accounts. Provide timely daily transaction confirmations and monthly account summaries to Participants via mail or electronic distribution, at the direction of the Participant.
    Provide Participants with a dedicated ISJIT toll-free telephone number, e-mail, and fax, as well as sufficient staff to provide services at the stated location for the Participants. Handle correspondence with Participants including, but not limited to, both traditional methods and methods involving significant use of the Internet and other electronic means.
    Supervise investment pool operations.
    Assist in annual audit of the investment pool.
    Manage and reconcile ISJIT Administrative Account for the expenses of the investment pool.

c. Investment Advisor Marketing Services

1. Work with Participants, the IASB Cash Management Advisory Committee, ISJIT Board and IASB to enhance services over time.

2. Handle correspondence with Participants including, but not limited to, both traditional methods and methods involving significant use of the Internet and other electronic means.

3. Provide/update Information Statement for ISJIT annually and as needed.

4. Market ISJIT program to eligible Participants and potential participants.

5. Develop and implement a marketing plan to address demographic marketing opportunities for Iowa school superintendents, business managers and board secretaries will be retiring in the next three years.

d. General Investment Advisor Services

1. Build and maintain partner relationships with ISJIT and its other service providers.

2. Keep ISJIT informed about current issues, potential cash management innovations, solving concerns, etc.

3. Coordinate with the ISJIT service providers, the IASB Cash Management Advisory Committee, ISJIT Board and IASB on quarterly as well as on as as-needed basis to ensure smooth operation of ISJIT.

4. Develop and provide promotional material and other Participant communication in conjunction with ISJIT and other ISJIT service providers.

5. Monitor the unique cash flow needs of the Participants and design management services to address their cash management needs.

6. Train Participants, ISJIT Board, IASB Cash Management Advisory Committee as well as IASB staff regarding safe, effective cash management practices.

7. Provide e-mail, fax, toll-free number and staff at the stated location for the Participants.

3. IMG's Duty of Care and Standards of Performance.

In performing this Agreement, IMG agrees to exercise the same degree of care as that followed by IMG in its own business; and, while this Agreement is in effect, IMG agrees to indemnify ISJIT for any and all losses caused by:

a) Gross negligence of IMG;

b) Failure of IMG to follow the written instructions of ISJIT; or

c) Dishonest, fraudulent, or criminal acts of an employee of IMG, whether acting alone or in collusion with persons other than ISJIT or its agents or employees.

4. Fee for Administrative Services.

ISJIT agrees to pay to IMG a fee for the performance of this Agreement. The amount of the fee shall be as set out on this attached Exhibit "A".

5. Confidentiality of Information.

a. ISJIT and IMG each acknowledge that performance of this Agreement may result in access to information properly deemed proprietary or confidential by the other, and they each agree to maintain the confidentiality of such information and to use it solely for the purposes of this Agreement.

b. ISJIT and IMG each acknowledge the sensitivity of personal information about Participants, including but not limited to individually-identifiable information. In any instance in which ISJIT requests access to such information, for itself or for any third party, ISJIT acknowledges that the information belongs to ISJIT and that ISJIT's access to the information is in a fiduciary capacity. ISJIT agrees to indemnify IMG for any and all liability, including but not limited to reasonable attorney fees, arising in any way from the ISJIT's access to such information or a disclosure of such information by IMG when requested by ISJIT. IMG agrees to indemnify ISJIT for any and all liability, including but not limited to reasonable attorney fees, arising in any way from a disclosure of such information by IMG not requested by ISJIT.

c. Records and data identifying Participants and related to ISJIT shall at all times be considered the property of ISJIT. All records and data shall be provided to ISJIT in electronic and paper format, in a form reasonably requested by ISJIT, within thirty (30) days of termination of this Agreement.

6. Liability of IMG.

a. IMG agrees to defend, indemnify, and hold harmless ISJIT, the Iowa Association of School Boards, and their officers, directors, employees, agents and Participants from any and all claims, loss, damages, and attorney's fees incurred as a result of any claim arising out of, or premised upon any service provided pursuant to this Agreement, including the services provided by subcontractors. This obligation shall survive termination of this Agreement.

b. IMG agrees that it will maintain the insurance coverage set out in the Plan Administrator's Request for Proposal.

7. Resolution of Disputes.

The Parties agree to act in good faith to resolve any controversy or dispute arising out of or related to this Agreement promptly through negotiations of executives or responsible representatives of each Party. In the event of a dispute, the disputing Party shall give the other Party written notice of the dispute and, within twenty (20) days of receiving that notice, the receiving Party shall present its response. Both the notice and the response shall include a statement of each Party's position, a summary of the evidence and arguments supporting its position, and the name of the executive or other representative who will negotiate on behalf of that Party. Negotiations shall be held at a mutually acceptable time and place, beginning no later than thirty (30) days following the receiving Party's receipt of the notice of the dispute, and continuing thereafter as often as the negotiators reasonably deemed necessary to resolve the dispute. If the dispute has not been resolved within sixty (60) days from the first negotiation session, or if this negotiation process has not been fulfilled by either or both of the Parties, then either Party may initiate mediation of the dispute. Such mediation will be conducted in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

8. Force Majeure

The obligations of either Party under this Agreement, except for any obligation to pay to the other Party, shall be suspended during the continuance of any force majeure applicable to that Party. For this purpose, the term "force majeure" means any cause not reasonably within the control of the Party claiming suspension of obligations, including but not limited to acts of God, war, riot, weather-related disaster, earthquake, governmental action, and unavailability or breakdown of necessary equipment. The Party claiming suspension of obligations shall take reasonable steps to resume performance as soon as possible without incurring unreasonably excessive costs.

9. Whole Agreement.

This Agreement constitutes the entire contract between these Parties with respect to the subject matter hereof and supersedes all oral negotiations and prior understandings between the Parties, whether oral or written.

10. Amendment or Revision.

This Agreement may be amended or modified only by a written instrument, signed by authorized representatives of both Parties and designated as an Addendum.

11. Notices.

All notices or other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been given on the earliest of the date of actual delivery or receipt, and shall be addressed to the Parties at:

To ISJIT: Iowa Schools Joint Investment Trust

700 Second Ave Suite 100

Des Moines, IA 50309-1731

To IMG: Investors Management Group

2203 Grand Avenue

Des Moines, IA 50312-5338

12. Choice of Law and Severability.

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Iowa. If any provision of this Agreement is held to be unenforceable by a court or regulatory agency of competent jurisdiction, then the remaining provisions shall continue in full force and effect.

13. Term and Termination.

a. This Agreement is intended by these Parties to run for three (3) years from and after the date it is made effective, unless it is terminated according to its terms. Absent such termination, this Agreement may be renewed for a successive three (3) year term by ISJIT giving notice of intent to renew not later than sixty (60) days prior to the Agreement termination date.

b. This Agreement may be terminated by IMG immediately upon notice if ISJIT fails to make prompt payment in full of the fee due to IMG for the performance of this Agreement. Further, this Agreement may be terminated by ISJIT immediately upon notice for cause attributable to IMG.

c. This Agreement may be terminated by either Party upon sixty (60) days' notice to the other Party, whether such termination is for cause or otherwise.

14. Exclusivity.

IMG agrees to an exclusive contract with ISJIT and during the term of this Agreement not market or sell the same or similar products or services to a Participant or potential member of ISJIT without the express written consent of ISJIT. Further, IMG agrees that for a period of one year after the termination this Agreement, to not to market or sell any similar program to a Participant or potential member of ISJIT without the express written consent of ISJIT.
Iowa Schools Joint Investment Trust	Investors Management Group
By: __________________________________	By: __________________________________
Title: _________________________________	Title: _________________________________

AMENDED AND SUBSTITUTED

AGREEMENT FOR SERVICES

This Agreement for Services ("Agreement") is made between Iowa Schools Joint Investment Trust, (hereinafter "ISJIT"), whose principal place of business is Des Moines, Iowa, and Wells Fargo Bank Iowa, N.A. (hereinafter "Wells Fargo"), whose principal place of business is 666 Walnut Street, Des Moines, Iowa 50304, (hereinafter collectively defined as "Parties").

This Agreement is made effective as of July 1, 2002.

ISJIT's mission is to make additional resources available for student instruction by pooling public school funds in highly liquid and safe investments to save administrative time and to increase investment earnings.

ISJIT desires to engage a trustee, custodian and administrator to provide certain services as described herein. Wells Fargo agrees to perform those services on behalf of ISJIT according to the terms of this Agreement and in exchange for the fees specified.

Therefore, these Parties, in consideration of the premises, the mutual covenants of this Agreement, and the performance thereof, hereby agree to the following:

1. Relationship of the Parties.

a. This Agreement is between ISJIT and Wells Fargo. It is to be performed by these Parties, and each of them, for the benefit of ISJIT. It does not create any rights, obligations or legal relationships between ISJIT and any participant in the ISJIT programs (hereinafter "Participants") or other person.

b. Wells Fargo acknowledges the Mission and Vision of the Iowa Schools Joint Investment Trust and the Iowa Association of School Boards ("IASB") and shall incorporate to the extent possible such philosophy in its operational procedures as custodian and administrative service provider.

2. Services of Wells Fargo.

Wells Fargo shall perform the following services:

a. Trustee Custodial Services

1. Ensure accuracy and safekeeping of investment instruments for Participants and of collateral provided pursuant to repurchase agreements, as needed.

2. Establish accounting processes and practices to ensure accuracy and safekeeping of each Participant's account.

3. Provide the necessary internal checks and balances to ensure compliance with federal and state regulations applicable to the services performed. Notify ISJIT and the Participants should these regulations not be met.

4. Settle investment transactions to and from the ISJIT investment portfolios pursuant to written instruction received from the ISJIT investment advisor.
    Transfer funds between the Participants' ISJIT account(s) and Participants' local financial institution accounts.
    Cooperate with the development of Internet-based systems enabling Participants to electronically process payments and receipts related to their accounts to allow them to execute transactions in their ISJIT accounts.
    Cooperate in the annual audit of the ISJIT investment pools.
    Use technology to provide and enhance the services described in this Agreement.

b. General Custodial Services

1. Provide service to ISJIT, particularly in the areas of recordkeeping, technology/electronic innovations and Participant assistance and service.

2. Build and maintain a working relationship with ISJIT and its service providers.

3. Keep ISJIT informed about current public fund issues, potential ISJIT innovations, and resolution of concerns related to the ISJIT program.

4. Work with ISJIT service providers, the IASB Cash Management Advisory Committee, ISJIT Board and IASB on a regular basis to ensure smooth operation of ISJIT.

5. Assist in the development and distribution of promotional material and other Participant communication in conjunction with ISJIT and other ISJIT service providers.

6. Meet the unique calendar of the Participants and design any services provided addressing their needs or easing their burden.

3. Wells Fargo's Duty of Care and Standards of Performance.

a. In performing this Agreement, Wells Fargo agrees to exercise the same degree of care as that followed by Wells Fargo in its own business; and, while this Agreement is in effect, Wells Fargo agrees to indemnify ISJIT for any and all losses caused by:

1.) Gross negligence of Wells Fargo;

2.) Failure of Wells Fargo to follow the written instructions of ISJIT; or

3.) Dishonest, fraudulent, or criminal acts of an employee of Wells Fargo, whether acting alone or in collusion with persons other than ISJIT or its agents or employees.

4. Fee for Administrative Services.

a. ISJIT agrees to pay to Wells Fargo a fee for the performance of this Agreement. The amount of the fee shall be as set out on this attached Exhibit "A". ISJIT shall pay this fee to Wells Fargo in full within thirty (30) days following the date of the statement or invoice by which Wells Fargo notifies ISJIT of an amount due. If any such payment of fees is not made timely by ISJIT, the amount due shall accrue interest, compounded daily, at the rate of the greater of eight (8) percent or the sum of the prime rate plus three (3) basis points, with the "prime rate" being that published by the Wall Street Journal for the first day of the delinquency as the base rate on corporate loans posted by at least seventy-five (75) percent of the nation's thirty (30) largest banks or the closest analog thereto, or the maximum rate permitted by applicable law, if less.

5. Confidentiality of Information.

a. ISJIT and Wells Fargo each acknowledge that performance of this Agreement may result in access to information properly deemed proprietary or confidential by the other, and they each agree to maintain the confidentiality of such information and to use it solely for the purposes of this Agreement.

b. ISJIT and Wells Fargo each acknowledge the sensitivity of personal information about Participants, including but not limited to individually-identifiable information. In any instance in which ISJIT requests access to such information, for itself or for any third party, ISJIT acknowledges that the information belongs to ISJIT and that ISJIT's access to the information is in a fiduciary capacity. ISJIT agrees to indemnify Wells Fargo for any and all liability, including but not limited to reasonable attorney fees, arising in any way from the ISJIT's access to such information or a disclosure of such information by Wells Fargo when requested by ISJIT. Wells Fargo agrees to indemnify ISJIT for any and all liability, including but not limited to reasonable attorney fees, arising in any way from a disclosure of such information by Wells Fargo not requested by ISJIT. However, either party may disclose such information (i) if required by court order or other legal process, (ii) to its regulators, and (iii) to its external auditors.

c. Records and data identifying Participants and related to ISJIT shall at all times be considered the property of ISJIT. All records and data shall be provided to ISJIT in electronic and paper format, in a form usable by ISJIT, within thirty (30) days of termination of this Agreement.

6. Liability of Wells Fargo.

a. Wells Fargo agrees to defend, indemnify, and hold harmless ISJIT, the Iowa Association of School Boards, and their officers, directors, employees, agents and Participants from any and all claims, loss, damages, and attorney's fees incurred as a result of any claim arising out of, or premised upon any service provided pursuant to this Agreement, including the services provided by subcontractors. This obligation shall survive termination of this Agreement.

b. Wells Fargo agrees that it will maintain the insurance coverage set out in the ISJIT Trustee Request for Proposal.

7. Resolution of Disputes.

The Parties agree to act in good faith to resolve any controversy or dispute arising out of or related to this Agreement promptly through negotiations of executives or responsible representatives of each Party. In the event of a dispute, the disputing Party shall give the other Party written notice of the dispute and, within twenty (20) days of receiving that notice, the receiving Party shall present its response. Both the notice and the response shall include a statement of each Party's position, a summary of the evidence and arguments supporting its position, and the name of the executive or other representative who will negotiate on behalf of that Party. Negotiations shall be held at a mutually acceptable time and place, beginning no later than thirty (30) days following the receiving Party's receipt of the notice of the dispute, and continuing thereafter as often as the negotiators reasonably deemed necessary to resolve the dispute. If the dispute has not been resolved within sixty (60) days from the first negotiation session, or if this negotiation process has not been fulfilled by either or both of the Parties, then either Party may initiate mediation of the dispute. Such mediation will be conducted in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

8. Force Majeure

The obligations of either Party under this Agreement, except for any obligation to pay to the other Party, shall be suspended during the continuance of any force majeure applicable to that Party. For this purpose, the term "force majeure" means any cause not reasonably within the control of the Party claiming suspension of obligations, including by not limited to acts of God, war, riot, weather-related disaster, earthquake, governmental action, and unavailability or breakdown of necessary equipment. The Party claiming suspension of obligations shall take reasonable steps to resume performance as soon as possible without incurring unreasonably excessive costs.

9. Whole Agreement.

This Agreement constitutes the entire contract between these Parties with respect to the subject matter hereof and supersedes all oral negotiations and prior understandings between the Parties, whether oral or written.

10. Amendment or Revision.

This Agreement may be amended or modified only by a written instrument, signed by authorized representatives of both Parties and designated as an Addendum.

11. Notices.

All notices or other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been given on the earliest of the date of actual delivery or receipt, and shall be addressed to the Parties at:

To ISJIT: Iowa Schools Joint Investment Trust

700 Second Ave Suite 100

Des Moines, IA 50309-1731

To Wells Fargo: Wells Fargo Bank Iowa, N.A.

Attn: Corporate Trust Department

666 Walnut Street

Des Moines, IA 50304

12. Choice of Law and Severability.

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Iowa. If any provision of this Agreement is held to be unenforceable by a court or regulatory agency of competent jurisdiction, then the remaining provisions shall continue in full force and effect.

13. Term and Termination.

a. This Agreement is intended by these Parties to run for three (3) years from and after the date it is made effective, unless it is terminated according to its terms. Absent such termination, this Agreement may be renewed for a successive three (3) year term by ISJIT giving notice of intent to renew not later than sixty (60) days prior to the Agreement termination date.

b. This Agreement may be terminated by Wells Fargo immediately upon notice if ISJIT fails to make prompt payment in full of the fee due to Wells Fargo for the performance of this Agreement. Further, this Agreement may be terminated by ISJIT immediately upon notice for cause attributable to Wells Fargo.

c. This Agreement may be terminated by either Party upon sixty (60) days' notice to the other Party, whether such termination is for cause or otherwise.

14. Exclusivity.

Wells Fargo agrees to an exclusive contract with ISJIT and during the term of this Agreement not to market or sell the same or similar products or services to a Participant or other Iowa school districts, area education agencies or community colleges without the express written consent of ISJIT. Further, Wells Fargo agrees that for a period of one year after the termination this Agreement, not to market or sell any similar program to a Participant of the ISJIT program or other Iowa school districts, area education agencies or community colleges.
Iowa Schools Joint Investment Trust	Wells Fargo Bank Iowa, N.A.
By: __________________________________	By: __________________________________
Title: _________________________________	Title: _________________________________